Exhibit 10.3

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT, dated as of June 30, 2014 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is among Hercules Technology Growth Capital, Inc., a Maryland corporation (“HTGC”), in its capacity as administrative and collateral agent for Lenders (together with its successors and assigns in such capacity, “Agent”), the financial institutions who are or hereafter become parties to this Agreement as lenders (together with HTGC, collectively the “Lenders”, and each individually, a “Lender”), Amedica Corporation, a Delaware corporation (“Borrower”), and the other Persons (as defined below), if any, who are or hereafter become parties to this Agreement as guarantors (each a “Guarantor” and collectively, the “Guarantors”, and together with Borrower, each a “Loan Party” and collectively, “Loan Parties”).

Loan Parties, Agent and Lenders agree as follows:

1.	DEFINITIONS.

1.1 Defined Terms. Capitalized terms used herein shall have the meanings set forth in Section 11. All other capitalized terms used but not defined herein shall have the meaning given to such terms in the UCC. Any accounting term used but not defined herein shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules.

1.2 Section References. Any section, subsection, schedule or exhibit references are to this Agreement unless otherwise specified.

2.	THE LOAN.

2.1 Loan Commitments.

(a) Term Loan Commitment.

(i) Subject to the terms and conditions of this Agreement and the occurrence of the Funding Condition, and in reliance upon the representations and warranties of the Loan Parties contained herein, each Lender with a Term Loan Commitment severally and not jointly agrees to make a loan (the “Term Loan”) in Dollars to Borrower on the Closing Date, in an amount equal to such Lender’s Term Loan Commitment. Upon the funding of such Term Loan, the Term Loan Commitment shall terminate.

(ii) Once the Term Loan is repaid or prepaid, it cannot be reborrowed.

(iii) The Term Loan made by each Lender is evidenced by this Agreement, and if requested by such Lender, a Note payable to such Lender.

2.2 Reserved.

2.3 Interest.

(a) Term Loan. The Term Loan shall accrue interest in arrears from the date made until such Term Loan is fully repaid at the Term Loan Interest Rate.

(b) Computation. All computations of interest and fees calculated on a per annum basis shall be made by Agent on the basis of a three hundred sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest and fees are payable. Such method of calculation will result in an effective rate that exceeds the rate stated in this Section. Each determination of an interest rate or the amount of a fee under the Loan Documents shall be made by Agent and shall be conclusive, binding and final for all purposes, absent manifest error.

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(c) Default Rate. In the event any payment is not paid on the scheduled payment date, an amount equal to five percent (5%) of the past due amount shall be payable on demand. In addition, all Loans and other Obligations shall bear interest from and after the occurrence and during the continuation of an Event of Default at a rate equal to the Default Rate. The application of the Default Rate shall not be interpreted or deemed to extend any cure period or waive any Default or Event of Default or otherwise limit Agent’s or any Lender’s right or remedies hereunder. All interest payable at the Default Rate shall be payable on demand. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.3(a) or Section 2.3(d), as applicable

(d) Maximum Lawful Rate. Anything herein or any other Loan Document to the contrary notwithstanding, the obligations of Loan Parties hereunder and thereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by Agent and Lenders would be contrary to the provisions of any Requirement of Law applicable to Agent and Lenders limiting the highest rate of interest which may be lawfully contracted for, charged or received by Agent and Lenders, and in such event Loan Parties shall pay Agent and Lenders interest at the highest rate permitted by applicable Requirements of Law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder or thereunder is less than the Maximum Lawful Rate, Loan Parties shall continue to pay interest hereunder and thereunder at the Maximum Lawful Rate until such time as the total interest received by Agent and Lenders is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the making of the Term Loan as otherwise provided in this Agreement or any other Loan Document.

2.4 Payments.

(a) Interest Payments. For the Term Loan, Borrower shall pay interest to Agent, for the benefit of Lenders in accordance with their Pro Rata Shares, at the rate of interest determined in accordance with Section 2.3 in arrears on each Scheduled Payment Date, commencing on July 1, 2014.

(b) Principal Payments. For the Term Loan, Borrower shall pay principal to Agent, for the benefit of Lenders in accordance with their Pro Rata Shares, in thirty (30) (the “Number of Payments”) equal consecutive payments (mortgage style where the monthly amount is the same but the amount of principal and interest will vary) of principal and interest (the “Monthly Amortization Amount”) on each Scheduled Payment Date, commencing on August 1, 2015 (the “Initial Principal Payment Date”) and one final payment in an amount equal to the entire remaining principal balance of the Term Loan and accrued but unpaid interest on the Final Maturity Date; provided, however, if the Interest Only Extension Conditions are satisfied, the “Number of Payments” shall be reduced to twenty four (24) and the “Initial Principal Payment Date” shall be extended to February 1, 2016, but periodic payments of principal and interest will continue to be in equal consecutive payments (mortgage style where the monthly amount is the same but the amount of principal and interest will vary) of principal and interest with one final payment in an amount equal to the entire remaining principal balance of the Term Loan and accrued but unpaid interest on the Final Maturity Date.

(c) Maturity. Notwithstanding the foregoing provisions of Section 2.4(b), all outstanding Obligations are due and payable in full on the earlier of (i) the Final Maturity Date or (ii) the date that the Loans otherwise become due and payable hereunder, whether by acceleration of the Obligations pursuant to Section 8.2 or otherwise.

(d) Method of Payments. All payments (including prepayments) to be made by any Loan Party under any Loan Document shall be made by ACH transfer in immediately available funds (which shall be the exclusive means of payment hereunder) in Dollars, without setoff, recoupment, counterclaim or deduction of any kind. Lender will initiate debit entries to the Borrower’s account as authorized in the Automatic Payment Authorization Agreement on each Scheduled Payment Date. Whenever any payment required under any Loan Document would otherwise be due on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees and interest (including late fees and default interest), as the case may be, shall not accrue and be payable for the period of such extension. Borrower shall not revoke the Automatic Payment Authorization Agreement without Agent’s prior written consent.

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(e) Withholdings and Increased Costs.

(i) All payments by any Loan Party under any Loan Document shall be made free and clear of all Indemnified Taxes. If any Indemnified Taxes shall be required by any Requirement of Law to be withheld or deducted from or in respect of any sum payable under any Loan Document to Agent or any Lender, (A) an additional amount shall be payable as may be necessary so that, after making all required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this Section), Agent or such Lender receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (B) Loan Parties shall make such withholdings or deductions, (C) Loan Parties shall pay the full amount withheld or deducted to the relevant taxing authority or other authority in accordance with any applicable Requirement of Law, and (D) Loan Parties shall deliver to Agent or such Lender evidence of such payment.

(ii) If the introduction of or any change in, after the Closing Date, any Requirement of Law increases Agent’s or any Lender’s costs or reduces its income for any Loan, then Borrower shall upon provision of reasonable evidence of such increase or decrease and ten (10) days written notice by Agent or such Lender (with a copy of such demand to Agent) promptly pay to Agent for its own account or for the account of such Lender, as the case may be, the increase in cost or reduction in income or additional expense; provided that all requests, rules, guidelines or directives issued or promulgated under, in connection with or pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act or Basel III shall be deemed to be a change in a Requirement of Law, regardless of the date enacted, adopted or issued. The Agent or such Lender (with a copy to Agent) shall submit a certificate as to the amount of such reduction or such increased cost to Borrower, provided that, neither Agent nor any Lender shall be entitled to payment of any amounts under this Section 2.4(e) relating to periods prior to 180 days before the date Agent or such Lender sends the Certificate. Agent and each Lender agrees that it shall allocate any such increased costs among its customers similarly affected in good faith and in a manner consistent with Agent’s or such Lender’s customary practice.

(f) Loan Account. Agent, on behalf of the Lenders, shall record on its books and records the amount of the Term Loan made, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding. Such record shall, absent manifest error, be conclusive evidence of the amount of the Loans made by the Lenders to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder (and under any Note) to pay any amount owing with respect to the Loans or provide the basis for any claim against Agent.

(g) Payment of Obligations. Without limiting Section 2.4(d), Agent is authorized to, and at its sole election may, debit funds from Borrower’s operating account specified in the Automatic Payment Authorization Agreement to pay all Obligations under any Loan Document if and to the extent Borrower fails to promptly pay any such amounts as and when due.

(h) Optional Payment in Common Stock.

(i) Borrower Election for Payment in Common Stock. Subject to satisfaction of the Conversion Conditions and compliance with the other terms and conditions of this Section 2.4(h), Borrower may elect to pay, in whole or in part, any regularly scheduled installment of principal (a “Principal Installment Payment”) up to an aggregate maximum amount of $1,500,000 by converting a portion of the principal of the Term Loan into shares of Common Stock that are free of any transfer restrictions in lieu of payment in cash (such option, the “Conversion Option”). In order to validly exercise a Conversion Option, (A) Borrower must deliver written notice thereof, in the form attached hereto as Exhibit F, to Lender (a “Borrower Conversion Election Notice”) five (5) days prior to the applicable due date of the Principal Installment Payment (the “Principal Installment Due Date”), (B) Borrower shall transfer (or cause to be transferred) to the applicable Lender the shares of Common Stock to be issued as provided in the Borrower Conversion Election Notice via the Fast Automated Securities Transfer Program of the Depository

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Trust Company no later than the first trading day following the applicable Principal Installment Due Date (such date, the “Delivery Date”), and (C) all Conversion Conditions must be satisfied in respect of such payment. A Borrower Conversion Election Notice, once delivered by Borrower, shall be irrevocable unless otherwise agreed, in writing, by Agent. The number of such shares of Common Stock to be issued in respect of such Borrower Conversion Election Notice shall be equal to the number determined by dividing (x) the principal amount to be paid in shares of Common Stock by (y) the Fixed Conversion Price. The aggregate principal amount to be paid in shares of Common Stock pursuant to this Section 2.4(h)(i) shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000). Any shares of Common Stock issued pursuant to a Borrower Conversion Election Notice shall be deemed to be issued upon conversion of the Note should a Note have been issued by Borrower.

(ii) Conversion Conditions. Notwithstanding Section 2.4(h)(i) or 2.4(h)(iii), Borrower’s right to deliver, and Lender’s obligation to accept, shares of Common Stock in lieu of payment in cash of a Principal Installment Payment is conditioned on the satisfaction of each of the following conditions (collectively, the “Conversion Conditions”) as of such Delivery Date: (A) the closing price of the shares of Common Stock as reported by Bloomberg, L.P. on the Nasdaq stock market (the “Nasdaq”) or other national securities exchange for each of the seven (7) consecutive trading days immediately preceding the Delivery Date shall be greater than or equal to the Fixed Conversion Price; (B) the Common Stock issued in connection with any such payment does not exceed 15% of the total trading volume of the Common Stock for the twenty-two (22) consecutive trading days immediately prior to and including such Delivery Date; (C) only one Borrower Conversion Election Notice and Agent Conversion Election Notice may be given in any calendar month during the amortization period; (D) the Common Stock is (and was on each of the thirty (30) consecutive trading days immediately preceding such Delivery Date) quoted or listed on the Nasdaq or other national securities exchange; (E) a registration statement is effective and available for the resale of all of the shares of Common Stock to be delivered on such Delivery Date so that the shares of Common Stock can be sold without restriction by the Delivery Date and Lender shall not be subject to any lock-up or market standoff agreement which prohibits or restricts its ability to sell such shares of Common Stock; (F) after giving effect to the issuance of such shares of Common Stock to Lender, Lender would not (1) beneficially own, together with its Affiliates, Common Stock in excess of the limitations specified in subsection (h)(iv) below and (2) have been issued shares of Common Stock pursuant to all Borrower Conversion Election Notices and Agent Conversion Election Notices in an aggregate amount in excess of the Cap, as defined in subsection (h)(iv) below; (G) as of such Delivery Date, there is no outstanding Event of Default and there is no breach or default that, if left uncured, would result in an Event of Default; and (H) Borrower shall have sufficient authorized but unissued shares of Common Stock to provide for the issuance of the shares of Common Stock pursuant to the Borrower Conversion Election Notice or Agent Conversion Election Notice, as applicable. If any of the Conversion Conditions are not satisfied as of a Delivery Date, Borrower shall not be permitted to pay, and Lender shall not be obligated to accept, the Principal Installment Payment in shares of Common Stock, and Borrower shall instead pay such principal amount in cash; provided, however, that the Conversion Conditions set forth in clauses (A), (B), (C), (D), (E) and (G) above may be waived by a writing executed by both Borrower and Agent. In the event the Borrower is relying upon an effective registration statement to satisfy clause (E) of the Conversion Conditions, each of the Borrower and Lender shall provide customary indemnification to one another with respect to such registration statement in a form acceptable to the Borrower and Lender.

(iii) Lender Election for Payment in Cash or Conversion to Common Stock. Subject to satisfaction of the Conversion Conditions and compliance with the other terms and conditions of this Section 2.4(h), with respect to any Principal Installment Payment scheduled from Borrower, Agent may elect to have Borrower make payment in Common Stock by requiring Borrower to effect a Conversion Option. In order to effect such a Conversion Option, Agent shall (A) deliver a written notice thereof in the form attached hereto as Exhibit G (an “Agent Conversion Notice”) to Borrower five (5) days prior to (i) the applicable Principal Installment Due Date. Borrower shall transfer (or cause to be transferred) to the applicable Lender the shares of Common Stock to be issued as provided in the Agent Conversion Election Notice via the Fast

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Automated Securities Transfer Program of the Depository Trust Company no later than the Delivery Date, which shares of Common Stock shall be free of any restrictions on transfer. An Agent Conversion Election Notice, once delivered by Agent, shall be irrevocable unless otherwise agreed, in writing, by Borrower. The number of such shares of Common Stock to be issued in respect of such Principal Installment Payment shall be equal to the number determined by dividing (x) the principal amount to be paid in shares of Common Stock by (y) the Fixed Conversion Price. Any shares of Common Stock issued pursuant to an Agent Conversion Election Notice shall be deemed to be issued upon partial conversion of the principal of the Note should a Note have been issued by Borrower. Notwithstanding the foregoing, Lender’s right to receive, and Borrower’s obligation to issue, shares of Common Stock in lieu of payment in cash of a Principal Installment Payment is conditioned on the satisfaction of the following condition as of such Delivery Date: the aggregate principal amount to be paid in shares of Common Stock pursuant to Section 2.4(h)(iii) of this Agreement shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000).

(iv) Beneficial Ownership Limitation. Notwithstanding any provision herein to the contrary, Lenders, together with their Affiliates, shall not be permitted to beneficially own a number of shares of Common Stock (other than shares that may be deemed beneficially owned except for being subject to a limitation analogous to the limitation contained in this Section 2.4(h)(iv)) in excess of 9.99% of the number of shares of Common Stock then issued and outstanding, it being the intent of Borrower and Lenders that Lenders, together with their Affiliates, not be deemed at any time to have the power to vote or dispose of greater than 9.99% of the number of shares of Common Stock issued and outstanding at any time; provided, however, that Agent shall have the right, upon 61 days’ prior written notice to Borrower, to waive the 9.99% limitation of this subsection. Notwithstanding anything contained herein to the contrary, Borrower shall not be permitted to issue to Lenders, and Lenders shall not be required to accept, shares of Common Stock pursuant to ether a Borrower Conversion Election Notice or an Agent Conversion Election Notice if and to the extent such issuance, when taking together with all other issuances pursuant to prior such notices, would result in (A) the issuance of more than 19.99% of the Common Stock outstanding as of the date of this Agreement or (B) Lenders, together with their Affiliates, beneficially owning in excess of 19.99% of the outstanding Common Stock (each of clauses (A) and (B) are referred to herein as the “Cap”). As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). For any reason at any time, upon written or oral request of Agent, Borrower shall within one business day confirm orally and in writing to Agent the number of shares of Common Stock then issued and outstanding as of any given date.

(v) Reserved.

(vi) Stock Reservation. Borrower covenants and agrees to reserve from its duly authorized capital stock not less than the number of shares of Common Stock that may be issuable upon payment of any Principal Installment Payment pursuant to Section 2.4(h) of this Agreement. Borrower further represents, warrants and covenants that, upon issuance of any shares of Common Stock pursuant to Section 2.4(h) of this Agreement, such shares of Common Stock shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof.

(vii) Authorization. For so long as a Lender holds any shares of Common Stock issued pursuant to Section 2.4(h) of this Agreement, Borrower shall maintain the Common Stock’s authorization for listing on Nasdaq (or on another national securities exchange) and Borrower shall not take any action which would reasonably be expected to result in the delisting or suspension of the Common Stock on Nasdaq (or other national securities exchange on which the Common Stock is listed).

(viii) If the shares of Common Stock purportedly issued pursuant to this Section 2.4(h) are not issued timely and/or the Conversion Conditions were not satisfied and Agent did not waive such noncompliance in writing, Agent may, at any time prior to thirty (30) days after the

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applicable Principal Installment Payment was due, reject the delivery of such shares and require payment in Cash together with any late fees, default interest or other applicable charges. On receipt of such Cash payment, Agent shall cooperate with Borrower to return such shares.

2.5 Prepayments and Commitment Terminations.

(a) Voluntary Prepayments and Commitment Terminations. After the first anniversary of the Closing Date, Borrower may, without premium or penalty, upon five (5) Business Days’ prior written notice to Agent, voluntarily prepay the Term Loan in full, but not in part. Prior to the first anniversary of the Closing Date, Borrower may prepay the Term Loan in full, but not in part, by paying the entire principal balance, all accrued and unpaid interest thereon, together with a prepayment charge equal to 6% of the principal amount of the Term Loan being repaid (the “Prepayment Charge”). Borrower agrees that the Prepayment Charge is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Term Loan.

(b) Term Loan Prepayment Amounts. Upon the date of (i) any voluntary prepayment of the Term Loan in accordance with Section 2.5(a) or (ii) any mandatory prepayment of the Term Loan required under this Agreement (whether by acceleration of the Obligations pursuant to Section 8.2 or otherwise), Borrower shall pay to Agent, for the benefit of Lenders in accordance with their Pro Rata Shares, a sum equal to all outstanding principal and all accrued interest thereon and other Obligations with respect to the Term Loan. In addition, Borrower shall pay the Prepayment Charge if the prepayment of the Term Loan is made within the first anniversary of the Closing Date.

2.6 Lender Fees.

(a) Closing Fee. On the Closing Date, Borrower shall pay to Agent, for the benefit of Lenders in accordance with their Pro Rata Shares, a non-refundable closing fee in an amount equal to $200,000, which fee shall be fully earned when paid regardless of the early termination of this Agreement.

(b) End of Term Fee. On the earliest to occur of (i) the Final Maturity Date, (ii) the date that Borrower prepays the outstanding Obligations, or (iii) the date that the Obligations become due and payable, Borrower shall pay to Agent, for the benefit of Lenders in accordance with their Pro Rata Shares, a non-refundable end of term fee in an amount equal to $1,450,000, provided, however, if the Financing Condition is not satisfied, such fee shall be $1,950,000. Notwithstanding the required payment date of fee, it shall be deemed fully earned as of the Closing Date regardless of the early termination of this Agreement.

2.7 Authorization and Issuance of the Warrants. Borrower has duly authorized the issuance to each Term Loan Lender (or its respective Affiliate or designee) of Warrants evidencing each Term Loan Lender’s (or its respective Affiliate’s or designee’s) right to acquire its respective Pro Rata Share of Borrower’s Common Stock pursuant to such Warrants. The exercise period shall expire five (5) years from the date such Warrants are issued.

3.	CREATION OF SECURITY INTEREST.

3.1 Grant of Security Interest. As security for the prompt and complete payment and performance when due, whether at the Final Maturity Date, by acceleration or otherwise, of all Obligations, and as security for the prompt and complete payment and performance when due by each Guarantor of the Guaranteed Obligations (as defined in the Guaranty), each Loan Party hereby grants to Agent, for the benefit of Agent and Lenders, a lien on and security interest in all of its right, title and interest in, to and under the following Property:

All of such Loan Party’s personal property of every kind and nature whether now owned or hereafter acquired by, or arising in favor of, such Loan Party, and regardless of where located, including, without limitation, all of such Loan Party’s Accounts, Chattel Paper (whether tangible or electronic), Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Financial Assets, Fixtures, Goods, Instruments, Investment Property (including, without limitation, all Securities Accounts), Inventory, Letter-of-Credit Rights, letters of credit, Securities, Supporting Obligations, cash, Cash Equivalents, any other contract rights (including, without limitation, rights

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under any license agreements, leases, and franchise agreements or rights to the payment of money), General Intangibles (including, without limitation, Intellectual Property), all books and records of such Loan Party relating to each of the foregoing, and all additions, attachments, accessories, accessions and improvements to such Property, all substitutions, replacements or exchanges therefor, and all Proceeds, insurance claims, products, profits and other rights to payments not otherwise included in the foregoing; provided, that, the grant of security interest herein shall not extend to and the term “Collateral” shall not include equipment subject to liens permitted pursuant to Section 7.1 where the agreements governing the capital lease obligations or purchase money Indebtedness related thereto prohibit such security interest, for so long as such prohibition exists.

Each Loan Party hereby represents and covenants that such security interest constitutes a valid, first priority perfected security interest in the Collateral in existence on the Closing Date, and will constitute a valid, first priority perfected security interest in Collateral acquired after the Closing Date. Each Loan Party hereby covenants that it shall give written notice to Agent promptly upon the acquisition by such Loan Party or creation in favor of such Loan Party of any commercial tort claim. In order to perfect or protect Agent’s security interest and other rights in each Loan Party’s Intellectual Property, each Loan Party hereby authorizes Agent to file, as applicable and in each case in form and substance reasonably satisfactory to Agent, a patent security agreement and/or a trademark security agreement, to be filed with the United States Patent and Trademark Office, and a copyright security agreement to be filed with the United States Copyright Office (each of the foregoing, an “Intellectual Property Security Agreement”).

3.2 Financing Statements. Each Loan Party hereby authorizes Agent to file UCC financing statements in all appropriate jurisdictions and amendments thereto describing the Collateral as “all assets of the debtor” or words of similar import and containing any other information required by the applicable UCC to perfect Agent’s security interest (for the benefit of itself and the Lenders) granted hereby.

3.3 Termination of Security Interest. Upon the Termination Date, (a) Agent’s lien on and security interest in the Collateral shall be automatically terminated without delivery of any instrument or performance of any act and (b) at the request of any Loan Party, Agent shall, at the Loan Parties’ sole cost and expense and without any recourse, representation or warranty, execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such termination.

4.	CONDITIONS OF CREDIT EXTENSIONS.

4.1 Conditions Precedent to Term Loan. No Lender shall be obligated to make its Pro Rata Share of the Term Loan, or to take, fulfill, or perform any other action hereunder, until the following have been delivered to Agent, in form and substance satisfactory to Agent and Lenders (the date on which Lenders make the Term Loan, the “Closing Date”):

(a) a counterpart of this Agreement duly executed by each Loan Party, each Lender and Agent;

(b) a certificate duly executed by the Secretary or Assistant Secretary of each Loan Party, the form of which is attached as Exhibit A, providing verification of incumbency and certifying as to and attaching (i) such Loan Party’s board resolutions approving the transactions contemplated by the Loan Documents and (ii) such Loan Party’s formation documents certified by the Secretary of State of such Loan Party’s state of formation as of a recent date acceptable to Agent and such Loan Party’s governing documents;

(c) Notes duly executed by Borrower in favor of each Lender that has requested a Note;

(d) filed copies of UCC financing statements, collateral assignments, and termination statements, with respect to the Collateral, as Agent shall request;

(e) certificates of insurance evidencing the insurance coverage and satisfactory additional insured and lender loss payable endorsements, in each case as required pursuant to Section 6.4;

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(f) certified copies, dated as of a recent date acceptable to Agent, of UCC, judgment, bankruptcy and tax lien search results demonstrating that there are no Liens on the Collateral other than Permitted Liens;

(g) a certificate of status/good standing of each Loan Party from the jurisdiction of such Loan Party’s organization and a certificate of foreign qualification from each jurisdiction where such Loan Party’s failure to be so qualified could reasonably be expected to have a Material Adverse Effect, in each case certified as of a recent date acceptable to Agent;

(h) an executed legal opinion of Loan Parties’ counsel, in form and substance satisfactory to Agent;

(i) an Automatic Payment Authorization Agreement, duly executed by Borrower;

(j) a Perfection Certificate completed and duly executed by each Loan Party;

(k) a Disbursement Letter, duly executed by each Loan Party, Agent and Lenders;

(l) one or more Account Control Agreements, duly executed by the applicable Loan Parties and the applicable depository or financial institution, to the extent required pursuant to Section 6.10;

(m) a Pledge Agreement, duly executed by each Loan Party, together with the certificates and instruments required to be delivered in connection therewith and related undated powers and endorsements duly executed in blank;

(n) a Guaranty Agreement, duly executed by each Guarantor;

(o) a Warrant in favor of each Term Loan Lender (or its Affiliate or designee) for such Term Loan Lender’s Pro Rata Share of the number of shares of Stock of Borrower described in Section 2.7, duly executed by Borrower;

(p) the Intellectual Property Security Agreement required by Section 3.1, duly executed by each Loan Party;

(q) a pay-off letter satisfactory to Agent and duly executed by GECC, for itself and in its capacity as administrative and collateral agent for all lenders under the Existing Indebtedness, confirming that all of the Indebtedness and other obligations owed under the Existing Indebtedness will be repaid in full from the proceeds of the Term Loan and all Liens upon any Loan Party’s property in favor of GECC and the lenders under the Existing Indebtedness shall be terminated immediately upon such payment;

(r) all fees required to be paid by Borrower under the Loan Documents, and Borrower shall have reimbursed Agent and Lenders for all fees, costs and expenses presented as of the Closing Date; and

(s) all other documents and instruments as Agent or any Lender may reasonably deem necessary or appropriate to effectuate the intent and purpose of this Agreement.

5.	REPRESENTATIONS AND WARRANTIES OF LOAN PARTIES.

Each Loan Party, jointly and severally, represents and warrants to Agent and each Lender that:

5.1 Due Organization and Authorization. Each Loan Party’s exact legal name is as set forth in the Perfection Certificate, and each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as specified in the Perfection Certificate, has its chief executive office at the location specified in the Perfection Certificate, and is duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations, except where the failure to be so qualified and licensed could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, all information set forth on the Perfection Certificate pertaining to each of the Loan Parties is accurate and complete. This Agreement and the other

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Loan Documents have been duly authorized, executed and delivered by each Loan Party and constitute the legal, valid and binding obligations of each such Person that is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. Each Loan Party has all requisite power and authority to own its assets, carry on its business and execute, deliver and perform its obligations under the Loan Documents to which it is a party.

5.2 No Conflicts. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party will not (a) contravene any of the organizational documents of such Loan Party, (b) violate any material Requirement of Law, (c) require any action by, filing, registration, qualification with, or approval, consent or withholding of objections from, any Governmental Authority or any other Person, except those which have been obtained and are in full force and effect, (d) result in the creation of any Lien on any of such Loan Party’s Property (except for Liens in favor of Agent, on behalf of itself and Lenders), or (e) result in any breach of or constitute a default under, or permit the termination or acceleration of, any Material Agreement to which such Loan Party is a party. A list of all Material Agreements as of the Closing Date is set forth on Schedule 5.2 hereto. No Loan Party is in default under any agreement to which it is a party or by which it is bound which could reasonably be expected to have a Material Adverse Effect.

5.3 Litigation. There are no actions, suits, proceedings or investigations pending (or to the knowledge of any Loan Party, threatened) against any Loan Party or any of its Subsidiaries or their respective properties, which (a) could reasonably be expected to result in monetary judgment(s) or relief, individually or in the aggregate, in excess of $500,000, (b) seek an injunction or other equitable relief that could reasonably be expected to have a Material Adverse Effect, or (c) affect or pertain to the Loan Documents or any transaction contemplated hereby or thereby.

5.4 Financial Statements. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Agent or Lenders have been prepared in accordance with GAAP (subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end audit adjustments) and fairly present in all material respects Borrower’s consolidated financial condition and consolidated results of operations. Since the date of the most recent audited financial statements, no event has occurred which has had or could reasonably be expected to have a Material Adverse Effect. There has been no material adverse deviation from the most recent annual operating plan of Borrower delivered to Agent.

5.5 Use of Proceeds; Margin Stock. The proceeds of the Loans shall be used to repay the Existing Indebtedness and for working capital and general corporate purposes. No Loan Party and no Subsidiary of any Loan Party is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. As of the Closing Date, no Loan Party and no Subsidiary of any Loan Party owns any Margin Stock.

5.6 Collateral.

(a) Each Loan Party has good title to, has rights in, and the power to grant a Lien on and to Transfer each item of the Collateral upon which it purports to grant a Lien under any Loan Document, free and clear of any and all Liens except Permitted Liens. As of the Closing Date, all tangible Collateral (other than inventory or equipment in transit) is located at a location specified on the Perfection Certificate.

(b) No Loan Party owns any Stock or Stock Equivalents, except for Permitted Investments.

(c) As of the Closing Date, no Loan Party has any Deposit Accounts, Securities Accounts, commodity accounts or other investment accounts other than those described in the Perfection Certificate.

(d) As of the Closing Date, no Loan Party owns any real property.

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5.7 Compliance with Laws.

(a) Each Loan Party is in compliance with all Requirements of Law applicable to it, except to the extent that any such non-compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) Without limiting the generality of the immediately preceding clause (a), each Loan Party and each Subsidiary of a Loan Party is in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by OFAC, and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Loan Party nor any Affiliate of a Loan Party (i) is a Person designated by the U.S. Government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person, or (iii) is controlled by (including without limitation by virtue of such Person being a director or owning voting Stock), or acts, directly or indirectly, for or on behalf of, any Person on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, any Loan Document would be prohibited under U.S. law.

(c) Each Loan Party and each of its Affiliates is in compliance with (i) the Trading with the Enemy Act of 1917, Ch. 106, 40 Stat. 411, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56, as amended (the “Patriot Act”), and (iii) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

(d) No Loan Party is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.

(e) No Property of any Loan Party has been used by any Loan Party or, to any Loan Party’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable Requirements of Law.

5.8 Intellectual Property. A list of all of each Loan Party’s owned Intellectual Property (limited to clause (a) of the definition thereof, and further limited to only such Intellectual Property which is registered or for which there is an application) and all license agreements (including all in-bound license agreements, but excluding over-the-counter software that is commercially available to the public) as of the Closing Date is set forth on Schedule 5.8 hereto, which indicates, for each such item of Property: (a) the name of the Loan Party owning such Intellectual Property or licensing such Intellectual Property, (b) the Loan Party’s identifier for such property (e.g., name of patent, license, etc.), (c) whether such Property is Intellectual Property (or application therefor) that is owned by such Loan Party or is licensed by such Loan Party, (d) the expiration date of such Intellectual Property or license agreement, and (e) whether such Intellectual Property is material to the condition (financial or otherwise), business or operations of any Loan Party. In the case of any Intellectual Property described in the foregoing clause (e) that is an in-bound license agreement, Schedule 5.8 further indicates, for each: (i) the name and address of the licensor, (ii) the name and date of the agreement pursuant to which such item of Intellectual Property is licensed, (iii) whether or not such license agreement grants an exclusive license to a Loan Party, (iv) whether there are any purported restrictions in such license agreement as to the ability of a Loan Party to grant a security interest in, or to Transfer any of its rights as a licensee under, such license agreement, and (v) whether a default under or termination of such license agreement could interfere with Agent’s right to sell or assign such license or any other Collateral. Except as specified on Schedule 5.8, each Loan Party’s Intellectual Property is valid and enforceable and each Loan Party owns or has rights to use all Intellectual Property material to the conduct of its business as now or heretofore conducted by it or proposed to be conducted by it, without such Loan Parties’ Knowledge of any actual or threatened infringement, upon the rights of third parties. Except as specified on Schedule 5.8, as of the Closing Date, each Loan Party is the sole owner of its Intellectual Property, and such Intellectual Property is free and clear of all Liens, except for Liens securing the Obligations and non-exclusive licenses of Intellectual Property granted by a

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Loan Party to third parties in the ordinary course of its business. Except as specified on Schedule 5.8, no Loan Party has entered into any agreement or financing arrangement (other than any Loan Document) prohibiting or otherwise restricting the existence of any Lien upon any of its Intellectual Property. Upon filing of the Intellectual Property Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, and the filing of appropriate financing statements, all action necessary to perfect Agent’s Lien on each Loan Party’s owned Intellectual Property in the United States shall have been duly taken.

5.9 Solvency. Both before and after giving effect to each Loan, the transactions contemplated herein, and the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is Solvent.

5.10 Taxes; Pension. Each Loan Party and its Subsidiaries has timely filed all required material tax returns and reports with the appropriate Governmental Authority and timely paid all federal and state, and all material local and foreign taxes, assessments, deposits and contributions owed by such Person, excluding such amounts that are the subject of a Permitted Contest. No Loan Party is aware of any claims or adjustments proposed for any prior tax year that could result in additional material taxes becoming due and payable by a Loan Party or any of its Subsidiaries. Proper and accurate amounts have been withheld by each Loan Party from its respective employees for all periods in compliance with applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities. Each Loan Party has paid all amounts necessary to fund all pension, profit sharing, deferred compensation and other retirement plans in accordance with their terms and as may be required under ERISA or other applicable Requirements of Law, and no Loan Party has withdrawn from participation in, or has permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of a Loan Party, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

5.11 Full Disclosure. No representation, warranty or other statement made by or on behalf of a Loan Party to Agent or any Lender (including in any certificate, instrument, agreement or document delivered pursuant to any Loan Document) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading (it being recognized by Agent and Lenders that the projections and forecasts provided by Loan Parties in good faith and based upon reasonable and stated assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results). Additionally, any and all financial or business projections provided by Borrower to Agent, whether prior to or after the Closing Date, shall be (i) provided in good faith and based on the most current data and information available to Borrower, and (ii) the most current of such projections provided to Borrower’s Board of Directors, it being understood that projections are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

5.12 Regulatory Compliance.

(a) Each Loan Party has, and it and its products are in conformance with, all Registrations that are required to conduct its business as currently conducted, or as proposed to be conducted, except to the extent that any such non-compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of each Loan Party, the FDA is not considering limiting, suspending, or revoking such Registrations or changing the marketing classification or labeling or other significant parameter affecting the products of any Loan Party. To the knowledge of each Loan Party, any third party that is a manufacturer or contractor for any Loan Party is in compliance, and has been in compliance for the previous three years, with all Registrations required by the FDA and all Public Health Laws insofar as they reasonably pertain to the manufacture of product components or products regulated as drugs or medical devices and marketed or distributed by such Loan Party.

(b) All products designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, sold or marketed by or, to the Knowledge of a Loan Party, on behalf of any Loan Party that are subject to the jurisdiction of the FDA have been and are being designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, sold and marketed in compliance with the Public Health Laws and have been for the previous six years. All activities conducted by the Loan Parties are conducted in compliance in all material respects with the Public Health Laws.

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(c) No Loan Party is subject to any obligation arising under a Regulatory Action and no such obligation has been threatened. There is no Regulatory Action or other civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, proceeding or written request for information pending against any Loan Party or an officer, director, or employee of any Loan Party and, to each Loan Party’s knowledge, no Loan Party has any liability (whether actual or contingent) for failure to comply with any Public Health Laws.

(d) As of the Closing Date, no Loan Party is undergoing any FDA inspection related to any activities or products of any Loan Party that are subject to Public Health Laws, or any other comparable Governmental Authority investigation.

(e) No Loan Party has received any notice or communication from the FDA alleging material noncompliance with any Public Health Law. No product has been seized, withdrawn, recalled, detained, or subject to a suspension (other than in the ordinary course of business) of research, manufacturing, distribution or commercialization activity. No proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, revocation, suspension, import detention, or seizure of any product are pending or threatened in writing against any Loan Party.

(f) No Loan Party, and to the Knowledge of any Loan Party, any of its respective officers, directors, employees, agents or contractors (i) has been excluded or debarred from any federal healthcare program (including without limitation Medicare or Medicaid) or any other federal program or (ii) has received notice from the FDA with respect to debarment or disqualification of any Person that could reasonably be expected to have a Material Adverse Effect.

5.13 Government Contracts. Except as set forth on Schedule 5.13, as of the Closing Date, no Loan Party is a party to any contract or agreement with any Governmental Authority and no Loan Party’s Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state, county or municipal law.

5.14 Customer and Trade Relations. As of the Closing Date, there exists no actual or, to the knowledge of any Loan Party, overtly threatened termination or cancellation of, or any material adverse modification or change in (a) the business relationship of any Loan Party with any customer or group of customers whose purchases during the preceding 12 calendar months caused them to be ranked among the ten largest customers of such Loan Party or (b) the business relationship of any Loan Party with any supplier essential to its operations.

5.15 Bonding. As of the Closing Date, no Loan Party is a party to or bound by any surety bond agreement, indemnification agreement therefor or bonding requirement with respect to products or services sold by it.

6.	AFFIRMATIVE COVENANTS.

6.1 Good Standing. Each Loan Party shall maintain, and shall cause each of its Subsidiaries to maintain, its existence and good standing in its jurisdiction of organization and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each Loan Party shall maintain, and shall cause each of its Subsidiaries to maintain, in full force all permits, licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.

6.2 Notice to Agent and the Lenders.

(a) Loan Parties shall promptly (but in any event within five (5) days after a Responsible Officer of a Loan Party obtains Knowledge) provide Agent and each Lender with written notice of (i) the occurrence of any Default or Event of Default, (ii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any of its Subsidiaries or its respective Property (A) in which the amount of damages claimed is $250,000 or more, (B) which could reasonably be expected to have a Material Adverse Effect or (C) in which the relief sought is an injunction or other stay of performance of any Loan Document, and (iii) any amendments to (and copies of all statements, reports and notices (other than non-material

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statements, reports and notices delivered in the ordinary course of business) delivered to or by a Loan Party in connection with) any Material Agreement or any Loan Party entering into any Material Agreement or any termination or material breach thereof.

(b) Each Loan Party shall promptly (but in any event within three (3) Business Days) after the receipt or occurrence thereof notify Agent of (i) any written notice received by a Loan Party or any Subsidiary of Loan Party alleging potential or actual violations of any Public Health Law, (ii) any notice that the FDA is limiting, suspending or revoking any Registration, changing the market classification, distribution pathway or parameters, or labeling of the products of any Loan Party, or considering any of the foregoing, (iii) any notice that any Loan Party has become subject to any Regulatory Action, (iv) any inspections by FDA that results in an FDA Form 483, warning letter or other formal notice of serious deficiencies, (v) the exclusion or debarment from any federal healthcare program or debarment or disqualification by FDA of any Loan Party or any of its respective officers, directors, employees, agents, or contractors, or (vi) any notice that any product of any Loan Party has been seized, withdrawn, recalled, detained, or subject to a suspension of manufacturing, or the commencement of any proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, suspension, import detention, or seizure of any product are pending or threatened in writing against any Loan Party.

6.3 Financial Statements; Reports; Collateral Reporting.

(a) Borrower shall deliver to Agent and Lenders (i) as soon as available and in any event within 30 days after the end of each fiscal month, unaudited consolidated (and if available, consolidating) balance sheets, statements of income or operations and cash flow statements of Borrower and its Subsidiaries as of the end of such fiscal month and that portion of the fiscal year ending as of the close of such fiscal month, in a form acceptable to Agent and certified by Borrower’s president, chief executive officer or chief financial officer, (ii) as soon as available and in any event within 45 days after the end of each fiscal quarter, unaudited consolidated (and if available, consolidating) balance sheets, statements of income or operations and cash flow statements of Borrower and its Subsidiaries as of the end of such fiscal quarter and that portion of the fiscal year ending as of the close of such fiscal quarter, in a form acceptable to Agent and certified by Borrower’s president, chief executive officer or chief financial officer and (iii) as soon as available and in any event within ninety (90) days after the end of each fiscal year, audited consolidated (and if available, consolidating) balance sheets, statements of income or operations and cash flow statements of Borrower and its Subsidiaries as of the end of such fiscal year, together with a report of an independent certified public accounting firm reasonably acceptable to Agent, which report shall contain an unqualified opinion (other than a going concern statement with respect to fiscal year 2013 based solely on the amount of cash and Cash Equivalents held by Borrower and its Subsidiaries) stating that such audited financial statements fairly present in all material respects the financial position of Borrower and its Subsidiaries for the periods indicated therein in conformity with GAAP applied on a basis consistent with prior years without qualification as to the scope of the audit or as to going concern (other than a going concern statement with respect to fiscal year 2013 based solely on the amount of cash and Cash Equivalents held by Borrower and its Subsidiaries) and without any similar qualification. All such financial statements are to be prepared using GAAP (subject, in the case of unaudited financial statements, to the absence of footnotes and normal year end audit adjustments).

(b) Concurrently with the delivery of the financial statements specified in this Section 6.3, Borrower shall deliver to Agent and Lenders a compliance certificate, signed by the chief financial officer of Borrower, in the form attached hereto as Exhibit B.

(c) Borrower shall deliver to Agent and Lenders (i) copies of all statements, reports and notices made available generally by any Loan Party to the holders of its Stock or Stock Equivalents or to any holders of Subordinated Indebtedness, all notices sent to any Loan Party by the holders of such Subordinated Indebtedness, and all material documents filed with the SEC or any securities exchange or Governmental Authority exercising a similar function, promptly (but in any event within three (3) Business Days) after delivering or receiving such information to or from such Persons, (ii) an annual operating plan for Borrower, on a consolidated (and if available, consolidating) basis, for the current fiscal year within five (5) days after such plan is approved by the Board of Directors of Borrower (but in any event not later than sixty (60) days after the end of the immediately preceding fiscal year of Borrower), and (iii) such budgets, sales projections, or other business, financial, corporate affairs and other information as Agent or any Lender may reasonably request from time to time.

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Notwithstanding anything herein to the contrary, documents required to be delivered pursuant to this Section 6.3 may be delivered by (x) electronic mail in accordance with Section 10.2 or (y) Borrower posting such documents, or providing a link thereto, on Borrower’s website on the Internet at www.amedica.com, and such documents shall be deemed delivered in the case of clause (y) on the date on which Agent receives written notification of such posting (which notification may be made by electronic mail in accordance with Section 10.2).

6.4 Insurance. Each Loan Party, at its expense, shall maintain, and shall cause each Subsidiary to maintain, insurance (including, without limitation, comprehensive general liability, hazard, and business interruption insurance) with respect to all of its properties and businesses (including, the Collateral), in such amounts and covering such risks as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event with deductible amounts, insurers and policies that shall be reasonably acceptable to Agent. Borrower shall deliver to Agent certificates of insurance evidencing such coverage, together with endorsements to such policies naming Agent as a lender loss payee or additional insured, as appropriate, in form and substance satisfactory to Agent. Each policy shall provide that coverage may not be canceled or altered by the insurer except upon thirty (30) days prior written notice to Agent and shall not be subject to co-insurance. Each Loan Party appoints Agent as its attorney-in-fact, if an Event of Default has occurred and is continuing, to make, settle and adjust all claims under and decisions with respect to such Loan Party’s policies of insurance, and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments, provided that, Agent shall not act as such Loan Party’s attorney-in-fact unless an Event of Default has occurred and is continuing. The appointment of Agent as any Loan Party’s attorney in fact is a power coupled with an interest and is irrevocable until the Termination Date. Proceeds of insurance shall be applied, at the option of Agent, to repair or replace the Collateral or to reduce any of the Obligations. Notwithstanding the foregoing, if a Loan Party delivers to Agent a certificate, signed by such Loan Party’s chief financial officer, that it intends within one hundred twenty (120) days of receipt of such insurance proceeds (the “Reinvestment Period”) to use all or a portion of such proceeds to purchase assets used or useful in the ordinary course of business, then so long as no Default or Event of Default shall have occurred and be continuing on the date such Loan Party receives such insurance proceeds or at any point during such Reinvestment Period, such Loan Party may use all or such portion of such proceeds in the manner set forth in such certificate; provided that (a) the aggregate amount of such insurance proceeds so used shall not exceed $500,000 in the aggregate in any fiscal year and (ii) any such proceeds not so used or committed to such use pursuant to a binding agreement within the Reinvestment Period shall, on the first Business Day immediately following such period, be applied in accordance with the immediately preceding sentence. Further, prior to an Event of Default, any Loan Party may retain all insurance proceeds it receives which are for the reimbursement of legal costs and expenses relating to litigation that is pending at the time of the Closing Date and is disclosed on the Perfection Certificate.

6.5 Taxes; Pension. Each Loan Party shall, and shall cause each Subsidiary to, timely file all tax reports and returns with the appropriate Governmental Authority and pay and discharge all federal, state, local and foreign taxes, assessments, deposits and contributions owed by such Person, excluding such amounts that are the subject of a Permitted Contest. Each Loan Party shall pay all amounts necessary to fund all present pension, profit sharing, deferred compensation and other retirement plans in accordance with their terms and as may be required under ERISA or other applicable Requirements of Law.

6.6 Access Agreements. Unless otherwise agreed to by Agent in writing, each Loan Party shall obtain and maintain an Access Agreement with respect to any real property (other than real property owned by such Loan Party) (a) that is such Loan Party’s principal place of business (other than Borrower’s current principal place of business located at 1885 West 2100 South, Salt Lake City, UT 84119, (b) where such Loan Party’s books or records are maintained or (c) where any Collateral is stored or maintained; provided, however, that the Loan Parties shall not be required to obtain an Access Agreement with respect to one or more locations described in the foregoing clause (c) if (1) the value of the Collateral at all such locations is less than $100,000 in the aggregate and Borrower gives written notice to Agent of the existence of each such location or (2) such Collateral is in the possession of (or in transit to or from) a distributor in the ordinary course of such Loan Party’s business and such distributor has executed a distributor agreement with such Loan Party. Without limiting the obligations above, if a Loan Party is not able to obtain an Access Agreement with respect to any real property that is required pursuant to the immediately preceding sentence or Borrower’s current principal place of business located at 1885 West 2100 South, Salt Lake City, UT 84119, then within ten (10) Business Days after the due date for any rental payments with respect to such real property, Borrower shall deliver to Agent (i) evidence in form reasonably satisfactory to Agent that such rental payment was made and (ii) a certification that no default or event of default exists under any such lease.

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6.7 Protection of Intellectual Property. Each Loan Party shall (a) protect, defend and maintain the validity and enforceability of any Intellectual Property material to the conduct of its business, (b) promptly advise Agent in writing of material infringements of any Intellectual Property material to such Loan Party’s business of which any Responsible Officer of any Loan Party has knowledge, (c) not allow any Intellectual Property material to such Loan Party’s business to be abandoned, forfeited or dedicated to the public without Agent’s written consent (which decision regarding consent or non-consent by Agent shall not be unreasonably delayed after such Loan Party delivers written notice to Agent of such proposed abandonment, forfeiture or dedication to the public), and (d) notify Agent promptly, but in any event within three (3) Business Days, if it knows or has reason to know that any application or registration relating to any patent, trademark or copyright (now or hereafter existing) material to its business is reasonably likely to become abandoned or dedicated, or if it knows or has reason to know of any adverse determination or the occurrence of any development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Loan Party’s ownership of any Intellectual Property material to its business, or its right to register the same or to keep and maintain the same. Each Loan Party shall at all times conduct its business without knowingly infringing, misappropriating, diluting, violating, or otherwise impairing the Intellectual Property of any other Person. Each Loan Party shall remain liable under each of its Intellectual Property licenses pursuant to which it is a licensee that are material to such Loan Party’s business, and shall observe and perform all of the conditions and obligations to be observed and performed by it thereunder. None of Agent or any Lender shall have any obligation or liability under any such license by reason of or arising out of any Loan Document, the granting of a Lien, if any, in such license or the receipt by Agent (on behalf of itself and Lenders) of any payment relating to any such license. If after the Closing Date any Loan Party (i) obtains any patent, registered trademark or service mark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any patent or the registration of any trademark, service mark, copyright or mask work, then such Loan Party shall concurrently with delivery of the next Compliance Certificate provide written notice thereof to Agent and shall promptly execute an Intellectual Property Security Agreement (or updates to the Exhibits to the Intellectual Property Security Agreement previously delivered if not filed at such time by Agent) and other documents and take such other actions as Agent shall request in its good faith business judgment to protect or perfect and maintain a first priority perfected security interest (which will be effective as provided herein) in favor of Agent, for the benefit of Lenders, in such Property. If requested by Agent, each Loan Party shall promptly provide to Agent copies of all applications that it files for patents or for the registration of trademarks, service marks, copyrights or mask works.

6.8 Collateral/Audit/Management Rights.

(a) Each Loan Party shall maintain all of the tangible Collateral (including cash and Cash Equivalents) in the continental United States. Notwithstanding the foregoing, Loan Parties shall be permitted to maintain Inventory and Equipment outside the United States if such Inventory and Equipment is in the possession of (or in transit to or from) a distributor in the ordinary course of such Loan Party’s business and such distributor has executed a distributor agreement with such Loan Party, and the aggregate value thereof does not exceed $1,500,000.

(b) Each Loan Party shall maintain and preserve in good working order and condition all of its Property necessary in the conduct of its business, ordinary wear and tear excepted.

(c) Each Loan Party shall maintain proper books of record and account, in which full, true and correct entries shall be made in accordance with GAAP and all other applicable Requirements of Law of all financial transactions and matters involving the assets and business of such Loan Party.

(d) Each Loan Party shall, during normal business hours and upon reasonable prior notice (unless a Default or Event of Default has occurred and is continuing in which event no notice shall be required and Agent and Lenders shall have access at all times during the continuance thereof), as frequently as Agent reasonably determines to be appropriate, permit Agent (who may be accompanied by representatives of any Lender) and any of its Related Persons (i) to have access to the properties, facilities, and employees (including officers) of each Loan Party and to the Collateral, (ii) to conduct field examinations and to inspect, audit and make extracts and copies of any Loan Party’s books and records (or at the request of Agent, deliver true and correct copies of such books and records to Agent), and (iii) to inspect, audit, appraise, review, evaluate or make test verifications and counts of the Accounts and any other Collateral. The Loan Parties shall only be required to reimburse Agent and any applicable Lender for the expenses of two (2) such field examinations, inspections and audits per calendar year (unless a

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Default or Event of Default has occurred and is continuing in which case Loan Parties shall be responsible for all such expenses). Upon Agent’s request, each Loan Party will promptly notify Agent in writing of the location of any Collateral. In addition, any such representative shall have the right to meet with management and officers of Borrower to discuss such books of account and records. In addition, Agent or Lender shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrower concerning significant business issues affecting Borrower. Such consultations shall not unreasonably interfere with Borrower’s business operations. The parties intend that the rights granted Agent and Lender shall constitute “management rights” within the meaning of 29 C.F.R Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Agent or Lender with respect to any business issues shall not be deemed to give Agent or Lender, nor be deemed an exercise by Agent or Lender of, control over Borrower’s management or policies.

6.9 Compliance with Law. Each Loan Party shall comply with all applicable Requirements of Law except where the failure to comply could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Without limiting the generality of the foregoing, each Loan Party shall comply in all material respects with all Public Health Laws and their implementation by any applicable Governmental Authority and all lawful requests of any Governmental Authority applicable to its products. Each Loan Party shall continue to operate all facilities, locations, and processes in compliance in all material respects with all Registrations and Public Health Laws. All products designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, sold or marketed by or on behalf of any Loan Party that are subject to the jurisdiction of the FDA shall be designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, sold and marketed in compliance in all material respects with the Public Health Laws.

6.10 Deposit Accounts and Securities Accounts; Cash Management Procedures.

(a) Each Loan Party shall hold all of its cash and Cash Equivalents in a Deposit Account or Securities Account, and each Loan Party shall enter into, and cause each depository or securities intermediary to enter into, a deposit account control agreement or securities account control agreement, as the case may be, in form and substance reasonably satisfactory to Agent (an “Account Control Agreement”) with respect to each Deposit Account and Securities Account maintained by such Person, prior to or concurrently with the establishment of such Deposit Account or Securities Account (or in the case of any such Deposit Account or Securities Account maintained as of the Closing Date, on or before the Closing Date). Such Account Control Agreement shall provide for “springing” cash dominion with respect to each such account. With respect to each Deposit Account or Securities Account providing for “springing” cash dominion, Agent will not deliver to the relevant institution a notice or other instruction which provides for exclusive control over such account by Agent until an Event of Default has occurred and is continuing. Upon Agent’s written request, the Loan Parties shall create or designate a dedicated deposit account or accounts to be used exclusively for payroll or withholding tax purposes.

6.11 Further Assurances. Each Loan Party shall, upon request of Agent, furnish to Agent such further information, execute and deliver to Agent such documents and instruments (including, without limitation, UCC financing statements) and shall do such other acts and things as Agent may at any time reasonably request relating to the perfection or protection of the security interest created by any Loan Document or for the purpose of carrying out the intent of the Loan Documents. If any Loan Party acquires any real property, such Loan Party shall notify Agent in writing and simultaneously with such acquisition, execute and/or deliver to Agent a mortgage or such other agreements and documents as Agent shall require to grant to Agent a security interest over such real property as security for the Obligations, and shall satisfy such other requirements as Agent shall reasonably request (including, without limitation, appraisal, insurance, environmental and survey requirements).

6.12 SBA Provisions. Agent and HT III have received a license from the U.S. Small Business Administration (“SBA”) to extend loans as a small business investment company (“SBIC”) pursuant to the Small Business Investment Act of 1958, as amended, and the associated regulations (collectively, the “SBIC Act”). Portions of the Loan to Borrower will be made under the SBA license and the SBIC Act. Addendum 1 to this Agreement outlines various responsibilities of Agent, HT III and Borrower associated with an SBA loan, and such Addendum 1 is hereby incorporated in this Agreement.

6.13 Post Closing Deliverables. Not later than ten (10) Business Days after the date of this Agreement, Borrower shall deliver Agent fully executed copies of the documents listed on Schedule 6.13

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7.	NEGATIVE COVENANTS.

7.1 Liens. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, (a) create, incur, assume or permit to exist any Lien on any of its Property, other than Permitted Liens, or (b) enter into, assume or become subject to any agreement or other contractual obligation (other than this Agreement) prohibiting or otherwise restricting the existence of any Lien upon any of its Property (including, without limitation, any of its Intellectual Property), whether now owned or hereafter acquired, except in this clause (b), (i) limitations on Liens on any Property whose acquisition, repair, improvement or construction is financed by capitalized lease obligations or purchase money Indebtedness (permitted under clause (c) of the definition of Permitted Indebtedness) set forth in the agreement governing such Indebtedness with respect thereto and (ii) any such restriction customarily contained in any real property lease or sublease of any Loan Party.

7.2 Indebtedness. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly create, incur, assume, permit to exist, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except for Permitted Indebtedness.

7.3 Dispositions. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, Transfer any of its Property, except for Permitted Dispositions.

7.4 Change in Name, Location or Executive Office; Change in Business; Change in Fiscal Year. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, (a) without Agent’s prior written consent, change its legal name, its jurisdiction of organization, its organizational structure or type, or any organizational identification number (if any) assigned by its jurisdiction of organization, (b) relocate its chief executive office without thirty (30) days prior written notification to Agent, (c) engage in any business other than or reasonably related or incidental to the businesses currently engaged in by such Person, (d) cease to conduct business substantially in the manner conducted by such Person as of the date of this Agreement (including, without limitation, terminating the employment of all or substantially all of its employees) or (e) change its fiscal year end.

7.5 Mergers and Investments. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly, (a) merge or consolidate with or into any other Person (other than mergers of a Subsidiary of Borrower into Borrower so long as Borrower is the surviving entity), or (b) acquire, own or make any Investment in or to any Person other than Permitted Investments.

7.6 Restricted Payments. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, (a) declare or pay any dividends or make any other distribution or payment on account of or redeem, retire, defease or purchase any Stock or Stock Equivalent (other than (i) the payment of dividends to Borrower, (ii) the payment of dividends or distributions payable solely in such Loan Party’s Stock or Stock Equivalents, (iii) the issuance of Stock upon the exercise or conversion of Stock Equivalents, and (iv) so long as no Default or Event of Default is then continuing or would result therefrom, the repurchase of Borrower’s Stock and Stock Equivalents from current or former officers, employees, surgeon advisors or directors (or their permitted transferees or estates) upon their death, disability or termination of employment in an aggregate amount not to exceed $250,000 in any fiscal year), (b) purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness (other than with respect to the Obligations as described in Section 2.5) prior to its scheduled maturity, (c) purchase or make any payment on or with respect to any Subordinated Indebtedness, except as expressly permitted by the applicable Subordination Agreement, (d) pay any management, consulting or similar fees to any Affiliate or holder of Stock or Stock Equivalents of a Loan Party (other than (i) director’s fees and reimbursement of actual out of pocket expenses incurred in connection with attending board of director meetings not to exceed in the aggregate, with respect to all such items, $400,000 in any fiscal year, and (ii) bona fide consulting fees on arm’s-length terms paid to such Affiliates for actual services rendered to the Loan Parties in the ordinary course of business in an aggregate amount not to exceed $300,000 in any fiscal year) or (e) be a party to or bound by an agreement that restricts a Loan Party or any Subsidiary of a Loan Party from paying dividends or otherwise making any payments or distributions to any Loan Party.

7.7 Transactions with Affiliates. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly enter into or permit to exist any transaction with or for the benefit of any Affiliate of a Loan Party except for (a) Permitted Investments described in clauses (f) and (j) of such definition, (b) transactions that are in the ordinary course of such Loan Party’s or such Subsidiary’s business, upon fair and

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reasonable terms that are no more favorable to such Affiliate than would be obtained in an arm’s length transaction, (c) sales of equity securities of Borrower in bona fide equity financings for the purpose of raising capital to the extent such equity financing is not otherwise prohibited under the Loan Documents; (d) Investments by a Loan Party in another Loan Party to the extent permitted under Section 7.5 and (e) transactions among Loan Parties.

7.8 Compliance. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, (a) fail to comply with the laws and regulations described in clauses (b) or (c) of Section 5.7, (b) use any portion of the Loans to purchase or carry, become engaged in the business of purchasing or selling, or extend credit for the purpose of purchasing or carrying Margin Stock, or (c) fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply in any material respect with the Federal Fair Labor Standards Act, withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of any Loan Party, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

7.9 Amendments to Other Agreements. No Loan Party shall amend, modify or waive any provision of (a) any Material Agreement (except as provided in clause (b) below) or any of such Loan Party’s organizational documents, unless the net effect of such amendment, modification or waiver is not adverse to any Loan Party, Agent or Lenders, or (b) any document relating to any Subordinated Indebtedness.

7.10 Financial Covenants.

(a) Unrestricted Cash. From the Closing Date through August 15, 2014, Loan Parties shall not allow at any time Unrestricted Cash to be less than $6,000,000, and thereafter, Loan Parties shall not allow at any time Unrestricted Cash to be less than $9,000,000.

8.	DEFAULT AND REMEDIES.

8.1 Events of Default. Each of the following shall be an “Event of Default”:

(a) any Loan Party shall fail to pay any principal when due, provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to administrative or operational error of Agent if Borrower had the funds to make the payment when due and makes the payment the Business Day following Borrower’s knowledge of such failure to pay;

(b) any Loan Party breaches any of its obligations under Section 6.1 (solely as it relates to maintaining its existence), Section 6.2, Section 6.3, Section 6.4, Section 6.8(a) and (d), Section 6.10, Section 6.12 or Article 7;

(c) any Loan Party breaches any of its other obligations under any of the Loan Documents and fails to cure such breach within thirty (30) days after the earlier of (i) the date on which an officer of such Loan Party becomes aware, or through the exercise of reasonable diligence should have become aware, of such failure and (ii) the date on which notice shall have been given to any Loan Party from Agent or the Requisite Lenders;

(d) any representation, warranty or statement made or deemed made by or on behalf of any Loan Party in any of the Loan Documents or otherwise in connection with any of the Obligations shall be incorrect or misleading in any material respect (or in any respect if qualified by “material” or “Material Adverse Effect”) when made or deemed made;

(e) (i) service of process is made that seeks to attach any funds of a Loan Party on deposit in any Deposit Account or Securities Account, (ii) a notice of Lien, levy, or assessment is filed against any Loan Party’s assets by any Governmental Authority, and the same under the preceding subclauses (i) and (ii) are not, within twenty (20) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise), or (iii) any portion of the assets of the Loan Parties with an aggregate value in excess of $50,000 is attached, seized, levied on, or comes into possession of a trustee or receiver;

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(f) one or more judgments, orders or decrees shall be rendered against any Loan Party or any Subsidiary of a Loan Party that exceeds by more than $250,000 any insurance coverage applicable thereto (to the extent the relevant insurer has been notified of such claim and has not denied coverage therefor) or one or more non-monetary judgments, orders or decrees shall be rendered against any Loan Party or any Subsidiary of a Loan Party that could reasonably be expected to result in a Material Adverse Effect, and in either case (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order or decree or (ii) such judgment, order or decree shall not have been satisfied, vacated or discharged for a period of thirty (30) consecutive days and there shall not be in effect (by reason of a pending appeal or otherwise) any stay of enforcement thereof;

(g) (i) any Loan Party or any Subsidiary of a Loan Party shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, shall make a general assignment for the benefit of creditors, or shall cease doing business as a going concern, (ii) any proceeding shall be instituted by or against any Loan Party or any Subsidiary of a Loan Party seeking to adjudicate it as bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its Property and, in the case of any such proceedings instituted against (but not by or with the consent of) such Loan Party or such Subsidiary, either such proceedings shall remain undismissed or unstayed for a period of forty-five (45) days or more or any action sought in such proceedings shall occur, (iii) any Loan Party or any Subsidiary of a Loan Party shall take any corporate or similar action or any other action to authorize any action described in clauses (i) or (ii) above, or (iv) if Borrower is a public company, Borrower’s Stock ceases to be traded on a major United States stock exchange;

(h) a Material Adverse Effect has occurred;

(i) (i) any provision of any Loan Document shall fail to be valid and binding on, or enforceable against, a Loan Party that is a party thereto, (ii) any Loan Document purporting to grant a security interest to secure any Obligation shall fail to create a valid and enforceable security interest on any Collateral purported to be covered thereby or such security interest shall fail or cease to be a perfected Lien with the priority required in the relevant Loan Document, or (iii) the holder of any Subordinated Indebtedness shall breach the terms of the applicable Subordination Agreement, or any subordination provision set forth in the Subordination Agreement or any other document evidencing or relating to any Subordinated Indebtedness shall, in whole or in part, terminate or otherwise fail or cease to be valid and binding on, or enforceable against, any agent for or holder of the Subordinated Indebtedness (or such Person shall so state in writing), or any Loan Party shall state in writing that any of the events described in clauses (i), (ii) or (iii) above shall have occurred;

(j) (i) any Loan Party or any Subsidiary of a Loan Party defaults under any Material Agreement (after any applicable grace period contained therein), and as a result of such default the other party thereto has the right to terminate such Material Agreement, (ii) (A) any Loan Party or any Subsidiary of a Loan Party fails to make (after any applicable grace period) any payment when due (whether due because of scheduled maturity, required prepayment, acceleration, demand or otherwise) on any Material Indebtedness, (B) any other event shall occur or condition shall exist under any contractual obligation relating to any Material Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of (without regard to any subordination terms with respect thereto), the maturity of such Material Indebtedness or (C) any Material Indebtedness shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, or (iii) any Loan Party defaults (beyond any applicable grace period) under any obligation for payments due or otherwise under any lease agreement that meets the criteria for the requirement of an Access Agreement under Section 6.6 and, as a result thereof, the landlord thereunder has the right to terminate such lease agreement;

(k) (i) any of the chief executive officer, the chief financial officer or the chief technology officer of Borrower shall cease to be involved in the day to day operations (including research development) or management of the business of Borrower, unless a successor of such officer (including an interim replacement) is appointed by the Board of Directors of Borrower and employed within ninety (90) days of such cessation of involvement, and such successor is in compliance with OFAC, money-laundering, anti-terrorism, SEC, drug/device laws and regulations, and other similar regulations (in each case, to the extent applicable to a natural Person), (ii)

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during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors whose election or appointment by the then current members of the Board of Directors of Borrower, or whose nomination for election by the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved was approved by a vote of at least a majority of the Board of Directors of Borrower or by a plurality of votes cast by the stockholders of Borrower) cease for any reason other than death or disability to constitute a majority of the directors then in office; (iii) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the 1934 Act) of more than thirty-five percent (35%) of the voting Stock of Borrower, or (iv) the occurrence of any “change of control” or any term of similar effect under any Subordinated Indebtedness document;

(l) Any event occurs, that is not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at facilities of any Loan Party generating more than 33% of the Loan Parties’ consolidated revenues for the fiscal year preceding such event and such cessation or curtailment continues for more than one hundred twenty (120) days; or

(m) (i) The FDA initiates a Regulatory Action or any other enforcement action against any Loan Party or any supplier of a Loan Party that causes any Loan Party to recall, withdraw, remove or discontinue marketing any of its products; (ii) the FDA issues a warning letter to any Loan Party with respect to any of its activities or products which could reasonably be expected to have a Material Adverse Effect; (iii) any Loan Party conducts a mandatory or voluntary recall which could reasonably be expected to result in liability and expense to the Loan Parties of $250,000 or more; (iv) any Loan Party enters into a settlement agreement with the FDA that results in aggregate liability as to any single or related series of transactions, incidents or conditions, of $250,000 or more, or that could reasonably be expected to have a Material Adverse Effect; or (v) the FDA revokes any authorization or permission granted under any Registration, or any Loan Party withdraws any Registration, that could reasonably be expected to have a Material Adverse Effect.

8.2 Lender Remedies. Upon the occurrence and during the continuance of any Event of Default, upon the written request of the Requisite Lenders, Agent shall terminate or suspend any Commitment (if outstanding) and/or declare any or all of the Obligations to be immediately due and payable, without demand or notice to any Loan Party, and the accelerated Obligations shall bear interest at the Default Rate, provided that, upon the occurrence of any Event of Default specified in Section 8.1(g), the Obligations shall be automatically accelerated. After the occurrence and during the continuance of an Event of Default, Agent shall have (on behalf of itself and Lenders) all of the rights and remedies of a secured party under the UCC and under any other applicable Requirement of Law. Without limiting the foregoing, upon the occurrence and during the continuance of an Event of Default, (a) at the written request of the Requisite Lenders, Agent shall, or (b) upon the termination of the Commitments or the acceleration of the Obligations pursuant to this Section 8.2, or upon receipt of written request of the Requisite Lenders to exercise remedies generally, Agent may, (w) notify any Account Debtor or any obligor on any instrument which constitutes part of the Collateral to make payments to Agent (for the benefit of itself and Lenders), (x) with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, (y) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at such sale, or (z) lease or otherwise dispose of all or part of the Collateral, applying proceeds from such disposition to the Obligations in accordance with Section 8.3. If requested by Agent, Loan Parties shall promptly assemble the Collateral and make it available to Agent at a place to be designated by Agent. Agent may also render any or all of the Collateral unusable at a Loan Party’s premises and may dispose of such Collateral on such premises without liability for rent or costs. Any notice that Agent is required to give to a Loan Party under the UCC of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given in accordance with this Agreement at least ten (10) days prior to such action. Effective only upon the occurrence and during the continuance of an Event of Default, each Loan Party hereby irrevocably appoints Agent (and any of Agent’s Related Persons) as such Loan Party’s true and lawful attorney to: (i) take any of the actions specified above in this paragraph; (ii) endorse such Loan Party’s name on any checks or other forms of payment or security that may come into Agent’s possession; (iii) settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms which Agent determines to be reasonable; and (iv) do such other and further acts and deeds in the name of such Loan Party that Agent may deem necessary or desirable to enforce its rights in or to any of the Collateral or to perfect or better perfect Agent’s security interest (on behalf of itself and Lenders) in any of the Collateral. For the purpose of enabling Agent to exercise rights and

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remedies under this Section 8.2 at such time as Agent shall be lawfully entitled to exercise such rights and remedies, each Loan Party hereby grants to Agent (on behalf of itself and Lenders), (A) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Loan Party), to use or sublicense any Intellectual Property now owned or hereafter acquired by such Loan Party and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (B) an irrevocable license (without payment of rent or other compensation to such Loan Party) to use, operate and occupy all real property owned, operated, leased, subleased or otherwise occupied by such Loan Party. The appointment of Agent as each Loan Party’s attorney in fact is a power coupled with an interest and is irrevocable until the Termination Date. Notwithstanding anything to the contrary contained in this Section 8.2, Agent shall not be required to obtain the consent of any Lender to take any action to protect, preserve or take possession of any Collateral that is subject to an Exigent Circumstance.

8.3 Application of Proceeds. Proceeds from any Transfer of the Collateral, including, without limitation, the Intellectual Property (other than Permitted Dispositions) and all payments made to or Proceeds of Collateral, including, without limitation, Intellectual Property received by Agent during the continuance of an Event of Default shall be applied as follows: (a) first, to pay all fees, costs, indemnities, reimbursements and expenses then due to Agent under the Loan Documents in its capacity as Agent under the Loan Documents, until paid in full in cash, (b) second, to pay all fees, costs, indemnities, reimbursements and expenses then due to Lenders under the Loan Documents in accordance with their respective Pro Rata Shares, until paid in full in cash, (c) third, to pay all interest on the Loans then due to Lenders in accordance with their respective Pro Rata Shares (other than interest, fees, expenses and other amounts accrued after the commencement of any proceeding referred to in Section 8.1(g) if a claim for such amounts is not allowable in such proceeding), until paid in full in cash, (d) fourth, to pay all principal on the Loans then due to Lenders in accordance with their respective Pro Rata Shares, until paid in full in cash, (e) fifth, to pay all other Obligations then due to Agent and Lenders in accordance with their respective Pro Rata Shares (including, without limitation, all interest, fees, expenses and other amounts accrued after the commencement of any proceeding referred to in Section 8.1(g) whether or not a claim for such amounts is allowable in such proceeding), until paid in full in cash, and (f) sixth, to Borrower or as otherwise required by any Requirement of Law. Borrower shall remain fully liable for any deficiency. Each Loan Party irrevocably waives the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and any proceeds of Collateral, including, without limitation, the Intellectual Property.

9.	THE AGENT.

9.1 Appointment of Agent.

(a) Each Lender hereby appoints HTGC (together with any successor Agent pursuant to Section 9.7) as Agent under the Loan Documents and authorizes Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Loan Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.

(b) Without limiting the generality of clause (a) above, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Lender is hereby authorized to make such payment to Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of Agent and Lenders with respect to any Obligation in any bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Lender), (iii) act as collateral agent for Agent and each Lender for purposes of the perfection of all Liens created by the Loan Documents and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to Agent and the other Lenders with respect to the Loan Parties and/or the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however,

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that Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any Deposit Account maintained by a Loan Party with, and cash and Cash Equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed. Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Lender). Any such Person shall benefit from this Article 9 to the extent provided by Agent.

(c) Under the Loan Documents, Agent (i) is acting solely on behalf of the Lenders, with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Agent”, the terms “agent”, “Agent” and “collateral agent” and similar terms in any Loan Document to refer to Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above. Except as expressly set forth in the Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by HTGC or any of its Affiliates in any capacity.

9.2 Binding Effect; Use of Discretion; E-Systems.

(a) Each Lender, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by Agent or Requisite Lenders (or, if expressly required in any Loan Document, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Agent in reliance upon the instructions of Requisite Lenders (or, where so required, such greater proportion) and (iii) the exercise by Agent or Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders.

(b) If Agent shall request instructions from Requisite Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with any Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action under any Loan Document (i) if such action would, in the opinion of Agent, be contrary to any Requirement of Law or any Loan Document, (ii) if such action would, in the opinion of Agent, expose Agent to any potential liability under any Requirement of Law or (iii) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under any Loan Document in accordance with the instructions of Requisite Lenders or all affected Lenders, as applicable.

(c) Agent is hereby authorized by each Loan Party and each Lender to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Loans and other matters incidental thereto. Without limiting the generality of the foregoing, Agent is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents and similar items on, by posting to or submitting and/or completion, on E-Systems. Each Loan Party and each Lender acknowledges and agrees that the use of transmissions via an E-System or electronic mail is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse, and each Loan Party and each Lender assumes and accepts such risks by hereby authorizing the transmission via E-Systems or electronic mail. Each “e-signature” on any such posting shall be deemed sufficient to satisfy any requirement for a “signature”, and each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic

Loan and Security Agreement - Amedica

Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter. All uses of an E-System shall be governed by and subject to, in addition to this Section, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E-System) and related contractual obligations executed by Agent, Loan Parties and/or Lenders in connection with the use of such E-System. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE BY AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E-SYSTEMS.

9.3 Agent’s Reliance, Etc. Agent may, without incurring any liability hereunder, (a) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 10.1, (b) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Loan Party) and (c) rely and act upon any document and information (including those transmitted by electronic transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties. None of Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender and each Loan Party hereby waives and shall not assert (and each Loan Party shall cause its Subsidiaries to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment of a court of competent jurisdiction) in connection with the duties of Agent expressly set forth herein. Without limiting the foregoing, Agent: (i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Requisite Lenders or for the actions or omissions of any of its Related Persons, except to the extent that a court of competent jurisdiction determines in a final non-appealable judgment that Agent acted with gross negligence or willful misconduct in the selection of such Related Person; (ii) shall not be responsible to any Lender or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document; (iii) makes no warranty or representation, and shall not be responsible, to any Lender or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Loan Party or any Related Person of any Loan Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Loan Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Agent in connection with the Loan Documents; and (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Loan Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default, and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrower or any Lender describing such Default or Event of Default that is clearly labeled “notice of default” (in which case Agent shall promptly give notice of such receipt to all Lenders, provided that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction); and, for each of the items set forth in clauses (i) through (iv) above, each Lender and each Loan Party hereby waives and agrees not to assert (and each Loan Party shall cause its Subsidiaries to waive and agree not to assert) any right, claim or cause of action it might have against Agent based thereon.

9.4 Agent Individually. Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Loan Party or Affiliate thereof as though it were not acting as Agent and may receive separate fees and other payments therefor. To the extent Agent or any of its Affiliates makes any Loans or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Requisite Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, Agent or such Affiliate, as the case may be, in its individual capacity as Lender, or as one of the Requisite Lenders.

Loan and Security Agreement - Amedica

9.5 Lender Credit Decision; Agent Report. Each Lender acknowledges that it shall, independently and without reliance upon Agent, any Lender or any of their Related Persons or upon any document solely or in part because such document was transmitted by Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Loan Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by Agent to the Lenders, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party that may come in to the possession of Agent or any of its Related Persons. Each Lender agrees that is shall not rely on any field examination, audit or other report provided by Agent or its Related Persons (an “Agent Report”). Each Lender further acknowledges that any Agent Report (a) is provided to the Lenders solely as a courtesy, without consideration, and based upon the understanding that such Lender will not rely on such Agent Report, (b) was prepared by Agent or its Related Persons based upon information provided by the Loan Parties solely for Agent’s own internal use, and (c) may not be complete and may not reflect all information and findings obtained by Agent or its Related Persons regarding the operations and condition of the Loan Parties. Neither Agent nor any of its Related Persons makes any representations or warranties of any kind with respect to (i) any existing or proposed financing, (ii) the accuracy or completeness of the information contained in any Agent Report or in any related documentation, (iii) the scope or adequacy of Agent’s and its Related Persons’ due diligence, or the presence or absence of any errors or omissions contained in any Agent Report or in any related documentation, and (iv) any work performed by Agent or Agent’s Related Persons in connection with or using any Agent Report or any related documentation. Neither Agent nor any of its Related Persons shall have any duties or obligations in connection with or as a result of any Lender receiving a copy of any Agent Report. Without limiting the generality of the forgoing, neither Agent nor any of its Related Persons shall have any responsibility for the accuracy or completeness of any Agent Report, or the appropriateness of any Agent Report for any Lender’s purposes, and shall have no duty or responsibility to correct or update any Agent Report or disclose to any Lender any other information not embodied in any Agent Report, including any supplemental information obtained after the date of any Agent Report. Each Lender releases, and agrees that it will not assert, any claim against Agent or its Related Persons that in any way relates to any Agent Report or arises out of any Lender having access to any Agent Report or any discussion of its contents, and agrees to indemnify and hold harmless Agent and its Related Persons from all claims, liabilities and expenses relating to a breach by any Lender arising out of such Lender’s access to any Agent Report or any discussion of its contents.

9.6 Indemnification. Each Lender agrees to reimburse Agent and each of its Related Persons (to the extent not reimbursed by any Loan Party) promptly upon demand for its Pro Rata Share of any out-of-pocket costs and expenses (including, without limitation, fees, charges and disbursements of financial, legal and other advisors and any taxes or insurance paid in the name of, or on behalf of, any Loan Party) incurred by Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, amendment, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including, without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to, its rights or responsibilities under, any Loan Document. Each Lender further agrees to indemnify Agent and each of its Related Persons (to the extent not reimbursed by any Loan Party), ratably according to its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, to the extent not indemnified by the applicable Lender, taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by, or asserted against Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Agent or any of its Related Persons under or with respect to the foregoing; provided that no Lender shall be liable to Agent or any of its Related Persons under this Section 9.6 to the extent such liability has resulted from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person, as determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent required by any applicable Requirement of Law, Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason, or if Agent reasonably

Loan and Security Agreement - Amedica

determines that it was required to withhold taxes from a prior payment to or for the account of any Lender but failed to do so, such Lender shall promptly indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and together with all expenses incurred by Agent. Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which Agent is entitled to indemnification from such Lender under the immediately preceding sentence of this Section 9.6.

9.7 Successor Agent. Agent may resign at any time by delivering notice of such resignation to the Lenders and Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective, in accordance with the terms of this Section 9.7. If Agent delivers any such notice, the Requisite Lenders shall have the right to appoint a successor Agent. If, after 30 days after the date of the retiring Agent’s notice of resignation, no successor Agent has been appointed by the Requisite Lenders that has accepted such appointment, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent from among the Lenders. Effective immediately upon its resignation, (a) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, (b) the Lenders shall assume and perform all of the duties of Agent until a successor Agent shall have accepted a valid appointment hereunder, (c) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, validly acting as Agent under the Loan Documents, and (iv) subject to its rights under Section 9.2(b), the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Agent, a successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Loan Documents.

9.8 Release of Collateral. Each Lender hereby consents to the release and hereby directs Agent to release (or in the case of (b)(ii) below, release or subordinate) the following:

(a) any Guarantor if all of the Stock of such Subsidiary owned by any Loan Party is sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a valid waiver or consent), to the extent that, after giving effect to such transaction, such Subsidiary would not be required to guaranty any Obligations pursuant to any Loan Document; and

(b) any Lien held by Agent for the benefit of itself and the Lenders against (i) any Collateral that is sold or otherwise disposed of by a Loan Party in a transaction permitted by the Loan Documents (including pursuant to a valid waiver or consent), (ii) any Collateral subject to a Lien that is expressly permitted under clause (d) of the definition of the term “Permitted Lien” and (iii) all of the Collateral and all Loan Parties, upon (A) termination of all of the Commitments, (B) payment in full in cash of all of the Obligations (other than contingent indemnity obligations that survive termination of this Agreement and for which no claim has been asserted) that Agent has theretofore been notified in writing by the holder of such Obligation are then due and payable, and (C) to the extent requested by Agent, receipt by Agent and Lenders of liability releases from the Loan Parties in form and substance reasonably acceptable to Agent (the satisfaction of the conditions in this clause (iii), the “Termination Date”).

9.9 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under any applicable Requirement of Law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.10(d), each Lender is hereby authorized at any time or from time to time upon the direction of Agent, without notice to any Loan Party or any other Person, any such notice being hereby expressly waived, to setoff and to appropriate and to apply any and all balances held by it at any of its offices for the account of the Loan Parties (regardless of whether such balances are then due to the Loan Parties) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of any Loan Party against and on account of any of the Obligations that are not paid when due. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares of the Obligations. Each Loan Party agrees, to the fullest extent permitted by law, that

Loan and Security Agreement - Amedica

(a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may purchase participations in accordance with the preceding sentence and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

9.10 Advances; Payments; Actions in Concert.

(a) Advances; Payments. If Agent receives any payment with respect to a Term Loan for the account of Lenders on or prior to 2:00 p.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on such Business Day. If Agent receives any payment with respect to a Term Loan for the account of Lenders after 2:00 p.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on the next Business Day.

(b) Return of Payments.

(i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from a Loan Party and such related payment is not received by Agent, then Agent will be entitled to recover such amount (including interest accruing on such amount at the rate otherwise applicable to such Obligation) from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii) If Agent determines at any time that any amount received by Agent under any Loan Document must be returned to a Loan Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of any Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to a Loan Party or such other Person, without setoff, counterclaim or deduction of any kind and Agent will be entitled to setoff against future distributions to such Lender any such amounts (with interest) that are not repaid on demand.

(c) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of any Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of Agent or Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under any Loan Document shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders.

10.	MISCELLANEOUS.

10.1 Assignment.

(a) Each Lender may sell, transfer or assign, at any time or times, all or a portion of its rights and obligations hereunder and under the other Loan Documents (including, without limitation, all or a portion of its Commitments and its rights and obligations with respect to its Loans) to any Qualified Assignee; provided, however, that any such sale, transfer or assignment shall (i) require the execution of an assignment agreement in form and substance reasonably satisfactory to, and acknowledged by, Agent (an “Assignment Agreement”), (ii) be in an amount of not less than $1,000,000, unless such assignment is made to an existing Lender or an Affiliate of an existing Lender or is of the assignor’s (together with its Affiliates’) entire interest in such facility or is made with the prior written consent of Agent, (iii) unless otherwise agreed to by Agent, be in an equal proportion of such Lender’s Terms Loan and Term Loan Commitment, and (iv) include a payment to Agent of an assignment fee of $3,500 (unless otherwise agreed by Agent). In the case of an assignment by a Lender under this Section 10.1(a), the

Loan and Security Agreement - Amedica

assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to the assigned portion of its Commitments and Loans from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a “Lender”. In the event any Lender assigns or otherwise transfers all or any part of the Commitments or Loans, Borrower shall, upon the assignee’s or the assignor’s request, execute new Notes in exchange for the Notes, if any, being assigned. Agent may amend Schedule A to this Agreement to reflect assignments made in accordance with this Section 10.1.

(b) In addition to the other rights provided in this Section 10.1, each Lender may, without notice to or consent from any other Person, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all of its rights and obligations with respect to the Loans); provided, however, that, whether as a result of any term of any Loan Document or of such participation, (i) no such participant shall have a commitment, or be deemed to have made an offer to commit, to make any Loan hereunder, and, no such participant shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s rights and obligations, and the rights and obligations of the Loan Parties and Agent and other Lenders towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations, and in no case shall a participant have the right to enforce any of the terms of any Loan Document, and (iii) the consent of such participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (ii), (iii) and (iv) of Section 10.6(a).

(c) In addition to the other rights provided in this Section 10.1, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to Agent or (B) any holder of, or trustee for the benefit of the holders of, such Lender’s Indebtedness or equity securities, by notice to Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (a) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

10.2 Notices. All notices or other communications given in connection with the Loan Documents shall be in writing, shall be addressed to the parties at their respective addresses set forth on the signature pages hereto below such parties’ name or in the most recent Assignment Agreement executed by any Lender (unless and until a different address may be specified in a written notice to the other party delivered in accordance with this Section 10.2), and shall be deemed given (a) on the date of receipt if delivered by hand, (b) on the date of sender’s receipt of confirmation of proper transmission if sent by facsimile transmission, (c) on the next Business Day after being sent by a nationally-recognized overnight courier, (d) on the fourth Business Day after being sent by registered or certified mail, postage prepaid, (e) on the date of proper transmission if sent by electronic mail, provided that transmissions may be made by electronic mail only for notices or other communications if such transmission is specifically authorized in a Loan Document and such transmission is delivered in compliance with procedures of Agent applicable at the time and previously communicated to Borrower, or (f) on the later of the Business Day of such posting and the Business Day access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System, if posted to any E-System approved by or set-up by or at the direction of Agent.

10.3 Payment of Fees and Expenses. Loan Parties agree, jointly and severally, to pay or reimburse upon demand all reasonable fees, costs and expenses incurred by Agent and Lenders in connection with (a) the investigation, preparation, negotiation, execution, administration of, or any amendment, modification, waiver or termination of, any Loan Document, (b) any legal advice relating to Agent’s rights or responsibilities under any Loan Document, (c) the administration of the Loans and the facilities hereunder and any other transaction contemplated under any Loan Document and (d) the enforcement, assertion, defense or preservation of Agent’s and Lenders’ rights and remedies under the Loan Documents, including, without limitation, preparation for and/or

Loan and Security Agreement - Amedica

response to any subpoena or request for document production relating thereto, in each case of clauses (a) through (d), including, without limitation, reasonable attorneys’ fees and expenses, reasonable fees and expenses of consultants, auditors (including internal auditors) and appraisers, internal audit reviews and field examinations (subject to the terms of this Agreement) and UCC and other corporate search and filing fees and wire transfer fees. Each Loan Party further agrees that such fees, costs and expenses shall constitute Obligations. The Agent acknowledges receipt of a $37,500 commitment charge from the Borrower prior to the Closing Date which shall be applied towards Agent and Lender’s transaction costs and non-legal expenses.

10.4 Indemnity. Each Loan Party agrees, jointly and severally, to indemnify, hold harmless and defend Agent, each Lender, and each of their respective Related Persons (each an “Indemnitee”) from and against all liabilities, losses, damages, expenses, penalties, claims, actions and suits (including, without limitation, related reasonable attorneys’ fees and expenses) of any kind whatsoever arising, directly or indirectly, that may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with any Loan Documents, any E-System, or any of the transactions contemplated hereby or thereby, including, without limitation, any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons or whether or not any such Person is a party thereto (the “Indemnified Liabilities”); provided that, no Loan Party shall have any obligation to any Indemnitee with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of such Indemnitee as determined by a final non-appealable judgment of a court of competent jurisdiction. In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings). Each Loan Party waives, releases and agrees (and shall cause each other Loan Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

10.5 Rights Cumulative. Agent’s and Lenders’ rights and remedies under the Loan Documents or otherwise arising are cumulative and may be exercised singularly or concurrently. Neither the failure nor any delay on the part of Agent or any Lender to exercise any right, power or privilege under any Loan Document shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of that or any other right, power or privilege. NEITHER AGENT NOR ANY LENDER SHALL BE DEEMED TO HAVE WAIVED ANY OF ITS RESPECTIVE RIGHTS UNDER ANY LOAN DOCUMENT OR UNDER ANY OTHER AGREEMENT, INSTRUMENT OR PAPER SIGNED BY A LOAN PARTY UNLESS SUCH WAIVER IS EXPRESSED IN WRITING AND SIGNED BY AGENT, REQUISITE LENDERS OR ALL LENDERS, AS APPLICABLE. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

10.6 Amendments, Waivers.

(a) No amendment or waiver of any provision of any Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by Agent, Requisite Lenders (or by Agent with the consent of Requisite Lenders) and Borrower; provided that no such amendment, waiver or consent shall, unless in writing and signed by all Lenders directly affected thereby (or by Agent with the consent of all Lenders directly affected thereby), in addition to Agent, Requisite Lenders (or by Agent with the consent of Requisite Lenders) and Borrower, do any of the following: (i) increase or decrease the amount of, or extend the term of, any Commitment (which shall be deemed to affect all Lenders), (ii) reduce the principal of or rate of interest on (other than waiving the imposition of the Default Rate) any Loan or reduce the amount of any fees payable under any Loan Document, (iii) postpone the date fixed for or reduce or waive any scheduled installment of principal or any payment of interest or fees due to any Lender under the Loan Documents, (iv) release or subordinate the Lien on all or substantially all of the Collateral, except as otherwise may be provided in any Loan Document (which shall be deemed to affect all Lenders), (v) release a Loan Party from, or consent to a Loan Party’s assignment or delegation of, such Loan Party’s obligations under the Loan Documents (which shall be deemed to affect all Lenders), except as otherwise may be provided in any Loan Document, (vi) amend, modify, terminate or waive Sections 8.3, 9.9, or 10.6(a), or (vii) amend or modify the definition of “Requisite Lenders” or any provision providing for the consent or other action by all Lenders.

(b) Notwithstanding any provision in this Section 10.6 to the contrary, (i) no amendment, modification, termination or waiver affecting or modifying the rights or obligations of Agent under any Loan

Loan and Security Agreement - Amedica

Document shall be effective unless signed by Borrower, Agent and Requisite Lenders, (ii) Agent may amend Schedule A to reflect assignments permitted hereunder, and (iii) Agent and Borrower may amend or modify any Loan Document to grant a new Lien, extend an existing Lien over additional Property or join additional Persons as Loan Parties, in each case for the benefit of Agent and Lenders.

10.7 Performance. Time is of the essence of the Loan Documents.

10.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that any assignment by any Lender shall be subject to the provisions of Section 10.1, and provided further that no Loan Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender. No other Person shall be deemed a third party beneficiary of this Agreement. This Agreement shall continue in full force and effect until the Termination Date; provided, however, that the provisions of this Section 10.8 and Sections 2.4(e), 9.6, 10.3, 10.4, 10.11, 10.12 and 10.13 and the other indemnities contained in the Loan Documents shall survive the Termination Date. The surrender, upon payment or otherwise, of any Note or any other Loan Document evidencing any of the Obligations shall not affect the right of Agent to retain the Collateral for such other Obligations as may then exist or as it may be reasonably contemplated will exist in the future. To the extent Agent or any Lender receives any payment in respect of the Obligations and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or otherwise required to be paid to any other Person, then to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

10.9 Creditor-Debtor Relationship. The relationship between Agent and each Lender, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. Neither Agent nor any Lender has any fiduciary relationship or duty to any Loan Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between Agent or Lenders and Loan Parties by virtue of, any Loan Document or any transaction contemplated herein or therein.

10.10 Tombstones and Related Matters. Each Loan Party consents to the publication by Agent or any Lender of any press releases, tombstone, advertising or other promotional materials (including, without limitation, via any electronic transmission) relating to the financing transaction contemplated by this Agreement using such Loan Party’s name, product, photographs, logo or trademark. No Loan Party shall, and no Loan Party shall permit any of its Affiliates to, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of the securities of any Loan Party) using the name, logo or otherwise referring to HTGC or of any of its Affiliates, the Loan Documents or any transaction contemplated herein or therein to which any of them is a party without the prior written consent of Agent except to the extent required to do so under applicable Requirements of Law and then, only after consulting with Agent.

10.11 Governing Law. This Agreement and the other Loan Documents have been negotiated and delivered to Agent and Lender in the State of California, and shall have been accepted by Agent and Lender in the State of California. Payment to Agent and Lender by Borrower of the Obligations is due in the State of California. This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

10.12 Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 10.13 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents may be brought in any state or federal court located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 10.2, and shall be deemed effective and received as set forth in Section 10.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

Loan and Security Agreement - Amedica

10.13 Mutual Waiver of Jury Trial / Judicial Reference.

(a) Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER, AGENT AND EACH LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including Claims that involve Persons other than Agent, Borrower and Lender; Claims that arise out of or are in any way connected to the relationship among Borrower, Agent and Lender; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement or any other Loan Document.

(b) If the waiver of jury trial set forth in Section 10.13(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(c) In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 10.12, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

10.14 Confidentiality. Each Lender and Agent agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document and designated in writing by any Loan Party as confidential, except that such information may be disclosed (a) with Borrower’s consent, (b) to such Lender’s or Agent’s Related Persons, as the case may be, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof, (c) to the extent such information presently is or hereafter becomes (i) publicly available other than as a result of a breach of this Section 10.14 or (ii) available to such Lender or Agent or any of their Related Persons, as the case may be, from a source (other than any Loan Party) not known by them to be subject to disclosure restrictions, (d) to the extent disclosure is required by any applicable Requirements of Law, or other legal, administrative, governmental or regulatory request, order or proceeding or otherwise requested or demanded by any Governmental Authority, (e) to the extent necessary or customary for inclusion in league table measurements, (f) (i) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (ii) otherwise to the extent consisting of general portfolio information that does not identify Loan Parties, (g) to current or prospective assignees or participants and to their respective Related Persons, in each case to the extent such assignees, participants or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 10.14 (and such Persons may disclose information to their respective Related Persons in accordance with clause (b) above), (h) to any other party hereto, and (i) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any litigation or other proceeding to which such Lender or Agent or any of their Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by Loan Parties or their Related Persons referring to a Lender or Agent or any of their Related Persons. In the event of any conflict between the terms of this Section 10.14 and those of any other contractual obligation entered into with any Loan Party (whether or not a Loan Document), the terms of this Section 10.14 shall govern.

10.15 USA Patriot Act. Each Lender that is subject to the Patriot Act hereby notifies Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act.

Loan and Security Agreement - Amedica

10.16 Severability. Any provision of any Loan Document being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of any Loan Document or any part of such provision in any other jurisdiction.

10.17 Entire Agreement; Counterparts; Construction. The Loan Documents constitute the entire agreement of the parties and supersede all prior agreements and understandings (whether written, verbal or implied) with respect to the subject matter thereof (including, without limitation, any proposal letter or confidentiality agreement between the parties hereto or any of their respective Affiliates relating to a financing of substantially similar form, purpose or effect). Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation of this Agreement. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement

10.18 Duty of Agent With Respect to Collateral; Marshaling. Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in a reasonable manner and as Agent deals with similar property for its own account. The powers conferred on Agent hereunder are solely to protect Agent’s interest in the Collateral and shall not impose any duty upon Agent to exercise any such powers. Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither Agent nor any Indemnitee shall be responsible to any Loan Party for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a non-appealable judgment of a court of competent jurisdiction. In addition, Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by Agent in good faith. Agent may (but shall not be obligated to) pay taxes on behalf of any Loan Party, satisfy any Liens against the Collateral (other than Permitted Liens), purchase insurance to protect Agent’s and Lenders’ interest if Loan Parties fail to maintain the insurance required hereunder and may pay for the maintenance, insurance, protection and preservation of the Collateral and effect compliance with the terms of any Loan Document. Each Loan Party agrees to reimburse Agent, on demand, for all costs and expenses incurred by Agent in connection with such payment or performance and agrees that such amounts shall constitute Obligations. Each Loan Party hereby (a) waives any right under the UCC or any other applicable Requirement of Law to receive notice and/or copies of any filed or recorded financing statements, amendments thereto, continuations thereof or termination statements and (b) releases and excuses Agent and each Lender from any obligation under the UCC or any other applicable law to provide notice or a copy of any such filed or recorded documents. Neither Agent nor any Lender shall be under any obligation to marshal any property in favor of any Loan Party or any other Person or against or in payment of any Obligation.

10.19 Joint and Several; Waiver of Defense. The obligations of the Loan Parties under the Loan Documents are joint and several. Each Loan Party waives (a) any suretyship defenses available to it under the UCC or any other applicable Requirement of Law, and (b) any right to require Agent and Lenders to proceed against any other Loan Party or any other Person, proceed against or exhaust any security, or pursue any other remedy. Agent and Lenders may exercise or not exercise any right or remedy they have against any Loan Party, any Collateral or any other security (including the right to foreclose by judicial or non-judicial sale) without affecting any other Loan Party’s liability. Notwithstanding any other provision of any Loan Document, each Loan Party irrevocably waives all rights that it may have under any Requirement of Law or in equity (including, without limitation, any Requirement of Law subrogating any Loan Party to the rights of Agent and Lenders under any Loan Document) to seek contribution, indemnification or any other form of reimbursement from any other Loan Party, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by any Loan Party with respect to the Obligations in connection with any Loan Document or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by any Loan Party with respect to the Obligations in connection with any Loan Document or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Loan Party in contravention of this Section, such Loan Party shall hold such payment in trust for Agent and Lenders and such payment shall be promptly delivered to Agent for application to the Obligations, whether matured or unmatured.

Loan and Security Agreement - Amedica

10.20 Revival of Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from Agent or Lender. The Loan Documents and the Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, Lender or by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Agent or Lender in cash.

10.21 No Third Party Beneficiary. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, Lender and Borrower unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Agent, the Lender and the Borrower.

11.	Defined Terms. The following terms are defined in the Sections or subsections referenced opposite such terms:

“1934 Act”	Section 2.4(h)(iv)
“Account Control Agreement”	Section 6.10
“Agent”	Preamble
“Agent Conversion Election Notice”	Section 2.4(h)(iii)
“Agreement”	Preamble
“Assignment Agreement”	Section 10.1(a)
“Borrower”	Preamble
“Borrower Conversion Election Notice”	Section 2.4(h)(i)
“Closing Date”	Section 4.1
“Conversion Conditions”	Section 2.4(h)(ii)
“Conversion Option”	Section 2.4(h)(i)
“Delivery Date”	Section 2.4(h)(i)
“Event of Default”	Section 8.1
“Guarantor” and “Guarantors”	Preamble
“HTGC”	Preamble
“Indemnitee”	Section 10.4
“Indemnified Liabilities”	Section 10.4
“Intellectual Property Security Agreements”	Section 3.1
“Intercompany Note”	Definition of “Permitted Indebtedness”
“Lender” and “Lenders”	Preamble
“Loan Party” and “Loan Parties”	Preamble
“Maximum Lawful Rate”	Section 2.3(d)
“Nasdaq”	Section 2.4(h)(ii)
“Patriot Act”	Section 5.7(c)
“Prepayment Charge”	Section 2.5(a)
“Principal Installment Due Date”	Section 2.4(h)(i)
“Principal Installment Payment”	Section 2.4(h)(i)
“SBA”	Section 6.12

Loan and Security Agreement - Amedica

“SBIC”	Section 6.12
“SBIC Act”	Section 6.12
“SDN List”	Section 5.7(b)
“Term Loan”	Section 2.1(a)
“Termination Date”	Section 9.8(b)

In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

“Access Agreement” means a landlord consent and/or bailee letter, substantially in the forms of Exhibit C-1 and C-2 respectively, in favor of Agent executed by the applicable landlord or bailee and the applicable Loan Party.

“Account” means, as at any date of determination, all “accounts” (as such term is defined in the UCC) of the Loan Parties, including, without limitation, the unpaid portion of the obligation of a customer of a Loan Party in respect of Inventory purchased by and shipped to such customer and/or the rendition of services by a Loan Party, as stated on the respective invoice of a Loan Party, net of any credits, rebates or offsets owed to such customer.

“Account Debtor” means the customer of a Loan Party who is obligated on or under an Account.

“Affiliate” means, with respect to any Person, (a) each Responsible Officer, director, partner or joint-venturer of such Person (and in the case of any Person that is a limited liability company, each manager and member of such Person), and (b) any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.

“Automatic Payment Authorization Agreement” means an automatic payment authorization agreement, substantially in the form of Exhibit D, executed by Borrower.

“Business Day” means and includes any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) Agent or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 or (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) and (d) above shall not exceed 365 days. For the avoidance of doubt, “Cash Equivalents” does not include (and each Loan Party is prohibited from purchasing or purchasing participations in) any auction rate securities or other corporate or municipal bonds with a long-term nominal maturity for which the interest rate is reset through a Dutch auction.

“Collateral” means all Property and interests in Property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted or purported to be granted in favor of Agent for the benefit of Agent and Lenders pursuant to any Loan Document.

“Commitments” means the Term Loan Commitments.

“Common Stock” means Borrower’s common stock, par value $0.01 per share.

Loan and Security Agreement - Amedica

“Convertible Debt Offering” means the sale by Borrower of Stock Equivalents to MG Partners II, Ltd. or its Affiliates in two tranches which results in Borrower’s receipt of not less than $6,000,000, the terms of which are substantially in accordance with Exhibit H, hereto.

“Default” means any event, which with the giving of notice or the passage of time, or both, would constitute an Event of Default.

“Default Rate” means a rate of interest equal to 5.0% per annum above the rate of interest otherwise in effect for the applicable Obligation.

“Disbursement Letter” means a disbursement instruction letter, in form and substance satisfactory to Agent, among each Loan Party, Agent and each Lender.

“Dollars” and “$” each mean lawful money of the United States of America.

“EBITDA” means, with respect to Borrower and its consolidated Subsidiaries for any period, the total of the following, which shall be determined in accordance with GAAP: (a) the consolidated net income (loss) of Borrower and its consolidated Subsidiaries for such period, plus (b) without duplication, to the extent included in the calculation of consolidated net income of Borrower and its consolidated Subsidiaries for such period, the sum of the following amounts of Borrower and its consolidated Subsidiaries for such period, (i) income taxes paid or accrued (excluding any amounts Borrower or any of its consolidated Subsidiaries includes in its sales, general and administrative expenses), (ii) interest expense (net of interest income), paid or accrued, (iii) amortization and depreciation expense, (iv) compensation paid in Stock, and (v) other non-cash charges as approved by Agent in its reasonable discretion. EBITDA shall be measured on an accrued accounting basis.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“E-System” means any electronic system approved by Agent, including any Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“Exigent Circumstance” means any event or circumstance that, in the reasonable judgment of Agent, imminently threatens the ability of Agent to realize upon all or any material portion or material piece of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of any Loan Party after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Agent, could result in a material diminution in value of the Collateral (including, for the avoidance of doubt and without limitation, circumstances where Agent reasonably believes the Loan Parties’ remaining cash and Cash Equivalents are being, or are likely to be, significantly and imminently diminished).

“Existing Indebtedness” means all of the Indebtedness and other obligations owed immediately prior to the Closing Date under that certain Loan and Security Agreement dated as of December 12, 2012, by and among Borrower, GECC and the other lender parties thereto, as such agreement has been amended from time to time.

“FDA” means the U.S. Food and Drug Administration or any successor thereto or any other comparable Governmental Authority.

“Final Maturity Date” means January 1, 2018.

“Financing Condition” means Borrower’s receipt of not less than $6,000,000 pursuant to the Convertible Debt Offering on or before August 15, 2014, proof of which has been provided by such date to Lender’s reasonable satisfaction.

“Fixed Conversion Price” means $5.721825, provided, however, that upon the occurrence of any stock split, stock dividend, combination of shares or reverse stock split pertaining to the Common Stock, the Fixed Conversion Price shall be proportionately increased or decreased as necessary to reflect the proportionate change in the shares of Common Stock issued and outstanding as a result of such stock split, stock dividend, combination of shares or reverse stock split.

“Funding Condition” means the closing of the first tranche of the Convertible Debt Offering which results in Borrower’s receipt of not less than $2,500,000, proof of which has been provided to Lender’s reasonable satisfaction.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

Loan and Security Agreement - Amedica

“GECC” means General Electric Credit Corporation and its Affiliates.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity and any self-regulatory organization.

“Guaranty Agreement” means a guaranty agreement, in form and substance satisfactory to Agent, made by Guarantors in favor of Agent, for the benefit of Agent and Lenders.

“HT III” means Hercules Technology III, L.P., a Delaware limited partnership which is an affiliate of Agent.

“Indebtedness” means, with respect to any Person, at any date, without duplication, (a) all indebtedness for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations to pay the deferred purchase price of Property or services, including earnouts or similar payments (other than trade payables incurred in the ordinary course of business), (d) all capital lease obligations, (e) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, (f) all contingent or non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, surety bond or other similar instrument, (g) all equity securities of such Person subject to repurchase or redemption other than at the sole option of such Person, (h) all indebtedness secured by a Lien on any asset of such Person, whether or not such indebtedness is an obligation of such Person, (i) all obligations under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, and (j) all indebtedness, obligations or liabilities of others guaranteed, endorsed (other than in the ordinary course of business), co-made, discounted with recourse or sale with recourse by such Person or for which such Person is otherwise directly or indirectly liable.

“Indemnified Taxes” means any and all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto (other than taxes measured by net income and franchise taxes imposed in lieu of net income taxes, in each case imposed on Agent or any Lender as a result of a present or former connection between Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein, except for such connection arising solely from Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document).

“Intellectual Property” means (a) all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, trade names, service marks, mask works, rights of use of any name, domain names, or any other similar rights, any applications therefor, whether registered or not, and (b) the goodwill of the business of any Person connected with and symbolized thereby, know-how, operating manuals, trade secret rights, clinical and non-clinical data, and rights to unpatented inventions.

“Interest Only Extension Conditions” means the satisfaction of each of the following events: (a) no default or Event of Default shall have occurred and be continuing; and (b) Borrower’s trailing six month Operating Revenue as of June 30, 2015, shall be not less than $15,000,000.

“Operating Revenue” means the gross revenue Borrower receives from its operations in the ordinary course of business, less refunds, returns and credits issued that correspond to any such revenue.

“Interest Period” means, as applicable, (a) the period commencing on the Closing Date and ending on the day immediately preceding the first Business Day of the next succeeding calendar month, or (b) subsequent to the period described in clause (a), the period commencing on the first Business Day of the calendar month and ending on the day immediately preceding the first Business Day of the next succeeding calendar month.

“Investment” means, with respect to any Person, directly or indirectly, (a) to purchase or acquire any Stock or Stock Equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, (b) to make or commit to make any acquisition of all or substantially all of the assets of another Person, or of any business, division or other unit operation of any Person or (c) make or purchase any advance, loan, extension of credit or capital contribution to, or any other investment in, any Person.

Loan and Security Agreement - Amedica

“Knowledge” means, as to any Person, such Person has knowledge or should have had knowledge after using reasonable diligence.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a capital lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan” means the Term Loan and any other loan made or deemed made by any Lender hereunder.

“Loan Documents” means this Agreement, the Notes (if any), the Warrants, the Intellectual Property Security Agreements, the Account Control Agreements, the Access Agreements, the Perfection Certificate, the Pledge Agreement, the Guaranty (if any), any Subordination Agreement, the Disbursement Letter and all other agreements, instruments, documents and certificates delivered to Agent or any Lender from time to time in connection with any of the foregoing.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System.

“Material Adverse Effect” means a material adverse effect on any of (a) the operations, business, assets, properties, or condition (financial or otherwise) of Borrower, individually, or the Loan Parties, taken as a whole, (b) the ability of a Loan Party to perform any of its obligations under any Loan Document to which it is a party, (c) the legality, validity or enforceability of any Loan Document, (d) the rights and remedies of Agent or Lenders under any Loan Document or (e) the validity, perfection or priority of any Lien in favor of Agent, on behalf of itself and Lenders, on any of the Collateral.

“Material Agreement” means (a) any agreement or contract to which a Loan Party is a party and involving the receipt or payment of amounts in the aggregate exceeding $250,000 per year, (b) any agreement or contract to which a Loan Party is a party of which the breach, nonperformance, termination or failure to renew could reasonably be expected to have a Material Adverse Effect, or (c) each agreement relating to any Subordinated Indebtedness.

“Material Indebtedness” means (a) any Subordinated Indebtedness and (b) any other Indebtedness (other than the Obligations) of a Loan Party or any of its Subsidiaries having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $250,000.

“Note” means a promissory note of Borrower, in form and substance satisfactory to Agent, payable to a Lender in a principal amount equal to the amount of such Lender’s Term Loan Commitment.

“OFAC” means U.S. Treasury Department’s Office of Foreign Assets Control.

“Obligations” means all Loans and all other debts, obligations and liabilities of any kind whatsoever owing by the Loan Parties to Agent and Lenders under the Loan Documents (other than the Warrants), whether for principal, interest, fees, expenses, prepayment premiums, indemnities, reimbursements or other sums, and whether or not such amounts accrue after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not allowed in such case or proceeding, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and howsoever acquired, and whether or not evidenced by any instrument or for the payment of any money.

“Perfection Certificate” means a perfection certificate in the form provided by Agent, completed and duly executed by each Loan Party.

“Permitted Contest” means the contesting in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are maintained on the books of the applicable Loan Party in accordance with GAAP and which do not involve, in the judgment of Agent, any risk of the sale, forfeiture or loss of any of the Collateral.

“Permitted Dispositions” means (a) sales of inventory in the ordinary course of business, (b) sales of obsolete or worn out equipment or tangible assets that are no longer used or useful in the business of a Loan Party for cash and fair value so long as no Default or Event of Default has occurred and is continuing at the time of such sale or would result after giving effect thereto, (c) licenses of the Intellectual Property of a Loan Party in the ordinary course of business of the applicable Loan Party, provided that (i) any such license is non-exclusive (but may be exclusive in

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respects other than territory and may be exclusive as to territory only as to discreet geographical areas outside of the United States, provided further that in the case of any such permitted exclusive license, such license shall be approved by the Board of Directors of the applicable Loan Party) and does not result in a legal transfer of title of the licensed Intellectual Property, (ii) no Default or Event of Default has occurred and is continuing at the time of such license or would result after giving effect thereto, and (iii) the terms of such license do not restrict the applicable Loan Party’s ability to grant a Lien on, assign or otherwise Transfer such license or any Intellectual Property; provided further, that in the case of a license that does not comply with clause (c)(i) above, but otherwise is in compliance with the other terms of this Agreement, Agent agrees that its decision regarding consent or non-consent to such license will not be unreasonably withheld or delayed after such Loan Party delivers written notice to Agent and Lenders summarizing the proposed licensing transaction, provides a copy of the term sheet and when available the licensing documents and provides all others documents and instruments reasonably requested by Agent or any Lender, and (d) transfers of Intellectual Property listed on Schedule 11.1 which is not material to any Loan Party’s business.

“Permitted Indebtedness” means (a) the Obligations, (b) Indebtedness existing on the Closing Date and set forth on Schedule 7.2, (c) Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by any Loan Party or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such Person, provided that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed $300,000 at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value (plus taxes, shipping and installation expenses) of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made), (d) Indebtedness owing by any Loan Party to another Loan Party, provided that (i) each Loan Party shall have executed and delivered to each other Loan Party a demand note (each, an “Intercompany Note”) to evidence such intercompany loans or advances owing at any time by each Loan Party to the other Loan Parties, which Intercompany Note shall be in form and substance reasonably satisfactory to Agent and shall be pledged and delivered to Agent pursuant to a Pledge Agreement as additional Collateral for the Obligations, (ii) any and all Indebtedness of any Loan Party to another Loan Party shall be subordinated to the Obligations pursuant to the subordination terms set forth in each Intercompany Note, and (iii) no Default or Event of Default shall result after giving effect to any such Indebtedness, (e) Subordinated Indebtedness, (f) guaranties by one or more Loan Parties of the Indebtedness of another Loan Party, so long as such Indebtedness is otherwise permitted pursuant to Section 7.2, (g) reimbursement obligations in connection with letters of credit in an amount not to exceed $100,000, and (h) obligations owing to trade creditors incurred in the ordinary course of business and past due by more than 90 days in an amount not to exceed $50,000 in the aggregate.

“Permitted Investments” means (a) Investments existing on the Closing Date and set forth on Schedule 7.5, (b) subject to Section 6.10, Investments in cash and Cash Equivalents, (c) endorsements for collection or deposit in the ordinary course of business consistent with past practice, (d) extensions of trade credit (other than to Affiliates of a Loan Party) in the ordinary course of business, (e) Investments received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business, (f) loans and advances to employees of any Loan Party to finance travel, entertainment and relocation expenses and other business purposes in the ordinary course of business in an aggregate outstanding principal amount not to exceed $150,000 at any time, (g) Investments consisting of non-cash loans made by Borrower to officers, directors and employees of a Loan Party which are used by such Persons to purchase simultaneously the Stock of Borrower, (h) advances by a Loan Party to another Loan Party in accordance with the terms and conditions described in clause (d) of the definition of “Permitted Indebtedness”, (i) joint ventures or strategic alliances in the ordinary course of business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, but in no event consisting of Investments of cash, Cash Equivalents or tangible assets, and (j) non-recourse equity capital contributions made by Borrower to any of its Subsidiaries that constitutes a Loan Party.

“Permitted Liens” means each of the following: (a) Liens created pursuant to any Loan Document, (b) Liens existing on the Closing Date and set forth on Schedule 7.1, (c) Liens (i) with respect to the payment of taxes, assessments or other governmental charges or (ii) of suppliers, carriers, materialmen, warehousemen, workmen or mechanics and other similar Liens, in each case imposed by law and arising in the ordinary course of business, and securing amounts that are not yet due or that are subject to a Permitted Contest, (d) Liens securing Indebtedness permitted under clause (c) of the definition of “Permitted Indebtedness”, provided that (i) such Liens exist prior to the acquisition of, or attach substantially simultaneous with, or within 20 days after, the acquisition, repair, improvement or construction of, such property financed by such Indebtedness and (ii) such Liens do not extend to any Property of a Loan Party other than the Property (and proceeds thereof) acquired or built, or the improvements

Loan and Security Agreement - Amedica

or repairs, financed by such Indebtedness, (e) Liens of a collection bank on items in the course of collection arising under Section 4-208 of the UCC, (f) pledges or cash deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance or other types of social security benefits (other than any Lien imposed by ERISA), (ii) to secure the performance of bids, tenders, leases (other than capital leases), sales or other trade contracts (other than for the repayment of borrowed money) or (iii) made in lieu of, or to secure the performance of, surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation), (g) judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 8.1(f) and pledges or cash deposits made in lieu of, or to secure the performance of, judgment or appeal bonds in respect of such judgments and proceedings, (h) Liens arising by reason of zoning restrictions, easements, licenses, reservations, restrictions, covenants, rights-of-way, encroachments, minor defects or irregularities in title (including leasehold title) and other similar encumbrances on the use of real property that do not materially (i) impair the value or marketability of such real property or (ii) interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property, and (i) licenses described in clause (c) of the definition of “Permitted Disposition.”

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

“Pledge Agreement” means a pledge agreement in form and substance satisfactory to Agent executed by each Loan Party and Agent.

“Prime Rate” means the prime rate as reported in The Wall Street Journal from time to time.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Pro Rata Share” means:

(a) with respect to the Warrants in any respect, or with respect to a Lender’s obligation to make the Term Loan and right to receive payments of interest, fees and principal with respect thereto, the percentage obtained by dividing (a) the aggregate outstanding principal amount of the Term Loan owing to such Lender at such time by (b) the aggregate outstanding principal amount of the Term Loan owing to all Lenders at such time;

(b) with respect to all other matters at any time, the percentage obtained by dividing (i) such Lender’s Commitments at such time (or if any Commitment of such Lender is terminated at such time, the aggregate outstanding principal amount of the applicable Loan at such time owing to such Lender), by (ii) the Commitments of all Lenders at such time (or, if any Commitments of all such Lenders are terminated at such time, the aggregate outstanding principal amount of the applicable Loan owing to all Lenders at such time).

“Public Health Laws” means all Requirements of Law relating to the procurement, development, clinical and non-clinical evaluation, product approval or clearance, manufacture, production, analysis, distribution, dispensing, importation, exportation, use, handling, quality, sale, labeling, promotion, or postmarket requirements of any drug, medical device, food, dietary supplement, or other product (including, without limitation, any ingredient or component of the foregoing products) subject to regulation under the Federal Food, Drug, and Cosmetic Act (21 U.S.C. et seq.) and similar state laws, controlled substances laws, pharmacy laws, or consumer product safety laws.

“Qualified Assignee” means (a) any Lender, (b) any Affiliate of any Lender, (c) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case of this clause (c), which either (i) has a rating of BBB or higher from Standard & Poor’s Rating Group and a rating of Baa2 or higher from Moody’s Investor Service, Inc. at the date that it becomes a Lender, or (ii) together with its Affiliated entities, holds loan assets in excess of $250,000,000 or (d) any other Person (other than a natural person) approved by Agent, provided however, that notwithstanding the foregoing, unless approved by Agent, “Qualified Assignee” shall not include (A) any Person who is not capable of lending to Borrower without the imposition of any withholding or similar taxes, (B) any Loan Party or any Affiliate of a Loan Party or any Person or Affiliate of such Person that holds any subordinated debt or Stock or Stock Equivalents issued by any Loan Party or its Affiliates (other than any Person that is a Lender on the Closing Date or any Affiliate thereof) or (C) any Person acting in the capacity of a vulture fund or distressed debt purchaser.

Loan and Security Agreement - Amedica

“Registrations” means registrations, authorizations, approvals, licenses, permits, clearances, certificates, and exemptions issued or allowed by the FDA (including, without limitation, new drug applications, abbreviated new drug applications, biologics license applications, investigational new drug applications, over-the-counter drug monograph, device pre-market approval applications, device pre-market notifications, investigational device exemptions, product recertifications, manufacturing approvals and authorizations, CE Marks, pricing and reimbursement approvals, labeling approvals or their foreign equivalent, controlled substance registrations, and wholesale distributor permits).

“Regulatory Action” means an administrative or regulatory action, proceeding, investigation or inspection, FDA Form 483 inspectional observation, warning letter, untitled letter, notice of violation letter, recall, alert, seizure, Section 305 notice or other similar communication, or consent decree, issued by the FDA.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.

“Requirement of Law” means, with respect to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, judgment, writ, injunction, decree, or other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Requisite Lenders” means Lenders whose Pro Rata Shares aggregate more than 60%; provided, however, that so long as a Lender on the Closing Date does not assign any portion of its Commitments or Loans (other than an assignment to any Affiliate of such Lender or another Lender existing on the Closing Date), the “Requisite Lenders” shall include such Lender; provided, further, that when more than one Lender exists, “Requisite Lenders” shall include at least two (2) Lenders.

“Responsible Officer” shall mean, each to the extent such exists, the chief executive officer, president, chief financial officer, chief operating officer, chief technology officer, vice president of finance, general counsel, chief scientific officer, vice president of regulatory affairs and compliance, and any other officer with substantially the same responsibility as any of the above.

“Scheduled Payment Date” means the first day of each calendar month.

“SEC” means the Securities and Exchange Commission.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subordinated Indebtedness” means any unsecured Indebtedness owing by any Loan Party to any Person that is not a holder of any Stock or Stock Equivalents of any Loan Party on the date such Indebtedness is incurred, which Indebtedness is subordinated to the Obligations pursuant to a Subordination Agreement.

“Subordination Agreement” means, with respect to any Subordinated Indebtedness, a subordination agreement in form and substance satisfactory to Agent executed by Agent, the Loan Parties and each holder of such Subordinated Indebtedness.

Loan and Security Agreement - Amedica

“Subsidiary” means, with respect to any Person, any entity the management of which is, directly or indirectly controlled by, or of which an aggregate of more than 50% of the outstanding voting Stock is, at the time, owned or controlled, directly or indirectly by, such Person or one or more Subsidiaries of such Person.

“Term Loan Commitment” means, with respect to each Lender, the amount set forth opposite such Lender’s name on Schedule A hereto under the caption “Term Loan Commitment”, as amended from time to time to reflect any permitted assignments and as such amount may be reduced or terminated pursuant to this Agreement. “Term Loan Commitments” means the Term Loan Commitments of all Lenders with a Term Loan Commitment.

“Term Loan Interest Rate” means for any day a per annum rate of interest equal to the greater of either (i) the Prime Rate plus 7.7%, and (ii) 10.95%.

“Term Loan Lender” means each Lender with a Term Loan Commitment, or if the Term Loan Commitment is no longer in effect, each Lender owning a Term Loan.

“Transfer” means, with respect to any Property, to sell, convey, transfer, assign, license, rent, lease, sublease, mortgage, transfer or otherwise dispose of any interest therein or to permit any Person to acquire any such interest.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of Agent’s or any other Lender’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Unrestricted Cash” means the amount of Cash held in Deposit Accounts or the market value of accounts holding Investment Property, all of which are subject to an Account Control Agreement in favor of Agent, less (i) the amount of any Indebtedness which has been due for 30 or more days, and (ii) any funds for which there are any restrictions on use other than restrictions provided in this Agreement. Cash or Investment Property held in accounts not subject to an Account Control Agreement shall not be included in determining Unrestricted Cash.

“Warrants” means the common stock purchase warrants issued to each Term Loan Lender (or its Affiliate or designee) substantially in the form of the warrant attached as Exhibit E.

[Signature Page Follows]

Loan and Security Agreement - Amedica

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first written above.

BORROWER:

AMEDICA CORPORATION

By:
Name:
Title:

GUARANTOR:

US SPINE, INC.

By:
Name:
Title:

Address For Notices For All Loan Parties:

c/o Amedica Corporation

1885 West 2100 South

Salt Lake City, UT 84119

Attention: Gordon G. Esplin, CPA

Phone: (801) 839-3516

Facsimile: (801) 683-2805

Loan and Security Agreement – Amedica signature page

With a copy to:

AGENT AND LENDER:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:
	Name:	Ben Bang
	Title:	Senior Counsel

Address For Notices (except in the case of notices under Section 6.3):

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Legal Department

Attention: Chief Legal Officer and Chad Norman

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Facsimile: 650-473-9194

Telephone: 650-289-3060

LENDER:

HERCULES TECHNOLOGY III, L.P., a Delaware limited partnership

By:	Hercules Technology SBIC
Management, LLC, its General
Partner

By:	Hercules Technology Growth
Capital, Inc., its Manager

By:
	Name:	Ben Bang
	Its:	Senior Counsel

Loan and Security Agreement – Amedica signature page

Address For Notices (except in the case of notices under Section 6.3):

HERCULES TECHNOLOGY III, L.P.

Legal Department

Attention: Chief Legal Officer and Chad Norman

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Facsimile: 650-473-9194

Telephone: 650-289-3060

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ADDENDUM 1 to LOAN AND SECURITY AGREEMENT

(a) Borrower’s Business. For purposes of this Addendum 1, Borrower shall be deemed to include its “affiliates” as defined in Title 13 Code of Federal Regulations Section 121.103. Borrower represents and warrants to Agent and Lender as of the Closing Date and covenants to Agent and Lender for a period of one year after the Closing Date with respect to subsections 2, 3, 4, 5, 6 and 7 below, as follows:

1.	Size Status. Borrower does not have tangible net worth in excess of $18 million or average net income after Federal income taxes (excluding any carry-over losses) for the preceding two completed fiscal years in excess of $6 million;

2.	No Relender. Borrower’s primary business activity does not involve, directly or indirectly, providing funds to others, purchasing debt obligations, factoring, or long-term leasing of equipment with no provision for maintenance or repair;

3.	No Passive Business. Borrower is engaged in a regular and continuous business operation (excluding the mere receipt of payments such as dividends, rents, lease payments, or royalties). Borrower’s employees are carrying on the majority of day to day operations. Borrower will not pass through substantially all of the proceeds of the Loan to another entity;

4.	No Real Estate Business. Borrower is not classified under Major Group 65 (Real Estate) or Industry No. 1531 (Operative Builders) of the SIC Manual. The proceeds of the Loan will not be used to acquire or refinance real property unless Borrower (x) is acquiring an existing property and will use at least 51 percent of the usable square footage for its business purposes; (y) is building or renovating a building and will use at least 67 percent of the usable square footage for its business purposes; or (z) occupies the subject property and uses at least 67 percent of the usable square footage for its business purposes.

5.	No Project Finance. Borrower’s assets are not intended to be reduced or consumed, generally without replacement, as the life of its business progresses, and the nature of Borrower’s business does not require that a stream of cash payments be made to the business’s financing sources, on a basis associated with the continuing sale of assets (e.g., real estate development projects and oil and gas wells). The primary purpose of the Loan is not to fund production of a single item or defined limited number of items, generally over a defined production period, where such production will constitute the majority of the activities of Borrower (e.g., motion pictures and electric generating plants).

6.	No Farm Land Purchases. Borrower will not use the proceeds of the Loan to acquire farm land which is or is intended to be used for agricultural or forestry purposes, such as the production of food, fiber, or wood, or is so taxed or zoned.

7.	No Foreign Investment. The proceeds of the Loan will not be used substantially for a foreign operation. At the time of the Loan, Borrower will not have more than 49 percent of its employees or tangible assets located outside the United States. The representation in this subsection (7) is made only as of the date hereof and shall not continue for one year as contemplated in the first sentence of this Section 1.

(b) Small Business Administration Documentation. Agent and Lender acknowledge that Borrower completed, executed and delivered to Agent SBA Forms 480, 652 and 1031 (Parts A and B) together with a business plan showing Borrower’s financial projections (including balance sheets and income and cash flows statements) for the period described therein and a written statement (whether included in the purchase agreement or pursuant to a separate statement) from Agent regarding its intended use of proceeds from the sale of securities to Lender (the “Use of Proceeds Statement”). Borrower represents and warrants to Agent and Lender that the information regarding Borrower and its affiliates set forth in the SBA Form 480, Form 652 and Form 1031 and the Use of Proceeds Statement delivered as of the Closing Date is accurate and complete.

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3

(c) Inspection. The following covenants contained in this Section (c) are intended to supplement and not to restrict the related provisions of the Loan Documents. Subject to the preceding sentence, Borrower will permit, for so long as Lender holds any debt or equity securities of Borrower, Agent, Lender or their representative, at Agent’s or Lender’ expense, and examiners of the SBA to visit and inspect the properties and assets of Borrower, to examine its books of account and records, and to discuss Borrower’s affairs, finances and accounts with Borrower’s officers, senior management and accountants, all at such reasonable times as may be requested by Agent or Lender or the SBA.

(d) Annual Assessment. Promptly after the end of each calendar year (but in any event prior to February 28 of each year) and at such other times as may be reasonably requested by Agent or Lender, Borrower will deliver to Agent a written assessment of the economic impact of Lender’s investment in Borrower, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of Borrower in terms of expanded revenue and taxes, other economic benefits resulting from the investment (such as technology development or commercialization, minority business development, or expansion of exports) and such other information as may be required regarding Borrower in connection with the filing of Lender’s SBA Form 468. Lender will assist Borrower with preparing such assessment. In addition to any other rights granted hereunder, Borrower will grant Agent and Lender and the SBA access to Borrower’s books and records for the purpose of verifying the use of such proceeds. Borrower also will furnish or cause to be furnished to Agent and Lender such other information regarding the business, affairs and condition of Borrower as Agent or Lender may from time to time reasonably request.

(e) Use of Proceeds. Borrower will use the proceeds from the Loan only for purposes set forth in Section 7.16. Borrower will deliver to Agent from time to time promptly following Agent’s request, a written report, certified as correct by Borrower’s Chief Financial Officer, verifying the purposes and amounts for which proceeds from the Loan have been disbursed. Borrower will supply to Agent such additional information and documents as Agent reasonably requests with respect to its use of proceeds and will permit Agent and Lender and the SBA to have access to any and all Borrower records and information and personnel as Agent deems necessary to verify how such proceeds have been or are being used, and to assure that the proceeds have been used for the purposes specified in Section 7.16.

(f) Activities and Proceeds. Neither Borrower nor any of its affiliates (if any) will engage in any activities or use directly or indirectly the proceeds from the Loan for any purpose for which a small business investment company is prohibited from providing funds by the SBIC Act, including 13 C.F.R. §107.720. Without obtaining the prior written approval of Agent, Borrower will not change within 1 year of the date hereof, Borrower’s current business activity to a business activity which a licensee under the SBIC Act is prohibited from providing funds by the SBIC Act.

(g) Redemption Provisions. Notwithstanding any provision to the contrary contained in the Certificate of Incorporation of Borrower, as amended from time to time (the “Charter”), if, pursuant to the redemption provisions contained in the Charter, Lender is entitled to a redemption of its Warrant, such redemption (in the case of Lender) will be at a price equal to the redemption price set forth in the Charter (the “Existing Redemption Price”). If, however, Lender delivers written notice to Borrower that the then current regulations promulgated under the SBIC Act prohibit payment of the Existing Redemption Price in the case of an SBIC (or, if applied, the Existing Redemption Price would cause the Common Stock to lose its classification as an “equity security” and Lender has determined that such classification is unadvisable), the amount Lender will be entitled to receive shall be the greater of (i) fair market value of the securities being redeemed taking into account the rights and preferences of such securities plus any costs and expenses of the Lender incurred in making or maintaining the Warrant, and (ii) the Existing Redemption Price where the amount of accrued but unpaid dividends payable to the Lender is limited to Borrower’s earnings plus any costs and expenses of the Lender incurred in making or maintaining the Warrant; provided, however, the amount calculated in subsections (i) or (ii) above shall not exceed the Existing Redemption Price.

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4

(h) Compliance and Resolution. Borrower agrees that a failure to comply with Borrower’s obligations under this Addendum, or any other set of facts or circumstances where it has been asserted by any governmental regulatory agency (or Agent or Lender believes that there is a substantial risk of such assertion) that Agent, Lender and their affiliates are not entitled to hold, or exercise any significant right with respect to, any securities issued to Lender by Borrower, will constitute a breach of the obligations of Borrower under the financing agreements among Borrower, Agent and Lender. In the event of (i) a failure to comply with Borrower’s obligations under this Addendum; or (ii) an assertion by any governmental regulatory agency (or Agent or Lender believes that there is a substantial risk of such assertion) of a failure to comply with Borrower’s obligations under this Addendum, then (i) Agent, Lender and Borrower will meet and resolve any such issue in good faith to the satisfaction of Borrower, Agent, Lender, and any governmental regulatory agency, and (ii) upon request of Lender or Agent, Borrower will cooperate and assist with any assignment of the financing agreements among Hercules Technology III, L.P. and Hercules Technology Growth Capital, Inc.

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5

SCHEDULE A

COMMITMENTS

Name of Lender	Term Loan Commitment	Pro Rata Share of Term Loan Commitments	Total Commitments	Pro Rata Share of Commitments
Hercules Technology Growth Capital, Inc.	$10,000,000	50.0%	$10,000,000	50.0%
Hercules Technology III, L.P.	$10,000,000	50.0%	$10,000,000	50.0%

TOTAL	$20,000,000	100%	$20,000,000	100%

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6

DISCLOSURES

SCHEDULE 5.2

MATERIAL AGREEMENTS

1.	Underwriting Agreement between Borrower and JMP Securities.

2.	Restated Certificate of Incorporation, as amended and as currently in effect.

3.	Amended and Restated By-Laws, as currently in effect.

4.	Fifth Amended and Restated Registration Rights Agreement by and among Borrower and certain of its stockholders, dated as of July 27, 2010.

5.	Warrant Agreement by and between Borrower and Creation Capital LLC, dated as of February 24, 2006.

6.	Series D Warrant Agreement by and between Borrower and Creation Capital LLC, dated as of April 27, 2007.

7.	Common Stock Warrant Agreement by and between Borrower and Creation Capital LLC, dated as of April 30, 2008.

8.	Series E Warrant Agreement by and between Borrower and Creation Capital LLC, dated as of September 14, 2010.

9.	Warrant to Purchase 156,978 Shares of Series F Convertible Preferred Stock by and between Borrower and GE Capital Equity Investments, Inc., dated as of December 17, 2012.

10.	Warrant to Purchase 113,022 Shares of Series F Convertible Preferred Stock by and between Borrower and Zions First National Bank, dated as of December 17, 2012.

11.	Warrant to Purchase Shares of Common Stock of Borrower by and between Borrower and the University of Utah Research Foundation, dated as of February 17, 2010.

12.	Warrant to Purchase Shares of Common Stock of Borrower by and between Borrower and Zions First National Bank, dated as of March 17, 2011.

13.	Series E Warrant Agreement by and between Borrower and Zions First National Bank, dated as of April 7, 2010.

14.	Warrant to Purchase Shares of Common Stock of Borrower, issued to TGP Securities, Inc. on August 30, 2013 and September 20, 2013, as amended.

15.	Amendment to Warrant to Purchase Shares of Common Stock of Borrower, issued to TGP Securities, Inc., dated as of December 23, 2013.

16.	Joint Development and License Agreement by and between Borrower and Orthopaedic Synergy, Inc., dated as of February 8, 2010.

17.	Distribution Agreement by and between Borrower and Orthopaedic Synergy, Inc., dated as of February 22, 2010, and First Amendment and Addendum thereto, dated as of November 1, 2012.

18.	Centrepointe Business Park Lease Agreement Net by and between Borrower and Centrepointe Properties, LLC, dated as of April 21, 2009.

Loan and Security Agreement – Amedica signature page

19.	First Addendum to Centrepointe Business Park Lease Agreement Net by and between Borrower and Centrepointe Properties, LLC, dated as of January 31, 2012.

20.	Employment Term Sheet by and between Borrower and Jay M. Moyes, dated as of October 29, 2013.

21.	Restricted Stock Unit Agreement by and between Borrower and Jay Moyes, dated as of October 30, 2013.

22.	Indemnification Agreement by and between Borrower and its directors and officers.

23.	Amedica Corporation Amended and Restated 2012 Equity Incentive Plan.

24.	2012 Stock Option Grant Notices and Stock Option Agreements.

25.	2012 Restricted Stock Awards and Restricted Stock Unit Agreements.

26.	Amedica Corporation 2003 Stock Option Plan.

27.	2003 Non-Qualified Stock Option Agreements and Notices of Exercise of Non-Qualified Stock Options thereunder.

28.	2003 Incentive Stock Option Agreements and Notices of Exercise of Incentive Stock Options thereunder.

29.	The Loan Documents executed as of the date hereof.

Loan And Security Agreement - Amedica

SCHEDULE 5.8

INTELLECTUAL PROPERTY

Attached

Loan And Security Agreement - Amedica

SCHEDULE 5.13

GOVERNMENT CONTRACTS; GOVERNMENT ACCOUNTS

None.

Loan And Security Agreement - Amedica

SCHEDULE 6.13

POST CLOSING REQUIREMENTS

1. A termination letter dated on or about June 30, 2014, relating to that certain Lockbox Account Agreement dated December 17, 2012, among Zions First National Bank, a national banking association, Amedica Corporation, and General Electric Capital Corporation, as agent.

2. That certain Termination And Release Of Security Interest In Patents And Trademarks dated on or about June 30, 2014, executed by General Electric Capital Corporation, in its capacity as administrative and collateral agent.

3. A termination letter dated on or about June 30, 2014, relating to that certain Deposit Account Control Agreement, dated December 17, 2012, among Zions First National Bank, a national banking association, Amedica Corporation, US Spine, Inc., and General Electric Capital Corporation, as agent.

4. A termination letter agreement for that certain agreement dated December 17, 2012, among Western National Trust Company, a non-deposit trust company regulated by the office of the Comptroller of the Currency,, General Electric Capital Corporation, in its capacity as administrative and collateral agent and Amedica Corporation.

5. A termination letter agreement for that certain letter agreement dated December 7, 2012 among Millstone Medical Outsourcing), Amedica Corporation, and General Electric Capital Corporation, as agent.

SCHEDULE 7.1

LIENS IN EXISTENCE ON THE CLOSING DATE

None.

SCHEDULE 7.2

INDEBTEDNESS IN EXISTENCE ON THE CLOSING DATE

None.

SCHEDULE 7.7

INVESTMENTS IN EXISTENCE ON THE CLOSING DATE

None.

SCHEDULE 11.1

PERMITTED DISPOSITIONS (PATENTS)

ML Ref	US Patent / Publication #	Application #	Issue Date	Filing Date	Title	Status
517001AU	AU 755174	AU 19980086635	3/20/2003	7/27/1998	CEMENTED PROSTHETIC COMPONENT	Granted
517001CA	CA 2304677	CA 2304677	4/17/2007	7/27/1998	CEMENTED PROSTHETIC COMPONENT	Granted
517001EP	EP 1023009	EP 98938019.1	3/26/2008	7/27/1998	CEMENTED PROSTHETIC COMPONENT	Granted
517001CH	EP 1023009	EP 98938019.1	3/26/2008	7/27/1998	CEMENTED PROSTHETIC COMPONENT	Granted
517001DE	DE 69839308	EP 98938019.1	3/26/2008	7/27/1998	CEMENTED PROSTHETIC COMPONENT	Granted
517001GB	EP 1023009	EP 98938019.1	3/26/2008	7/27/1998	CEMENTED PROSTHETIC COMPONENT	Granted
517001JP	JP 2002-521129	JP 2000-0561913	n/a	7/27/1998	CEMENTED PROSTHETIC COMPONENT	Abandoned
517001KR	KR 0638949	KR 2000-7003286	10/19/2006	7/27/1998	CEMENTED PROSTHETIC COMPONENT	Granted
517D01KR		KR 2006-7013931	n/a	7/27/1998	CEMENTED PROSTHETIC COMPONENT	Abandoned

517001US	5876460	08/709186	3/2/1999	9/6/1996	CEMENTED PROSTHETIC COMPONENT AND PLACEMENT METHOD	Active

517N01US	6355067	09/509282	3/12/2002	3/22/2000	CEMENTED PROSTHETIC COMPONENT AND PLACEMENT METHOD	Active

EXHIBIT A

SECRETARY’S CERTIFICATE OF AUTHORITY

[DATE]

Reference is made to the Loan and Security Agreement, dated as of June 30, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among Amedica Corporation, a Delaware corporation (the “Borrower”), the guarantors from time to time party thereto, Hercules Technology Growth Capital, Inc., a Maryland corporation (“HTGC”), as a lender and as agent (in such capacity, together with its successors and assigns in such capacity, “Agent”), and the other lenders signatory thereto from time to time (HTGC and such other lenders, the “Lenders”). Capitalized terms used but not defined herein are used with the meanings assigned to such terms in the Agreement.

I, [                    ], do hereby certify that:

(i) I am the duly elected, qualified and acting [Assistant] Secretary of [INSERT NAME OF LOAN PARTY] (the “Company”);

(ii) attached hereto as Exhibit A are true, complete and correct copies of the Company’s [Restated Certificate/Articles of Incorporation or Articles of Organization/Certificate of Formation] and the [Bylaws/LLC Agreement/Partnership Agreement], each of which is in full force and effect on and as of the date hereof;

(iii) each of the following named individuals is a duly elected or appointed, qualified and acting officer of the Company who holds the offices set opposite such individual’s name, and such individual is authorized to sign the Loan Documents to which the Company is a party and all other notices, documents, instruments and certificates to be delivered pursuant thereto, and the signature written opposite the name and title of such officer is such officer’s genuine signature:

Name	Title	Signature

(iv) attached hereto as Exhibit B are true, complete and correct copies of resolutions adopted by the Board of Directors/Members of the Company (the “Board”) authorizing the execution, delivery and performance of the Loan Documents to which the Company is a party, which resolutions were duly adopted by the Board on [DATE] and all such resolutions are in full force and effect on the date hereof in the form in which adopted without amendment, modification, rescission or revocation;

(v) the Company is organized and in good standing in the State of Delaware and is duly qualified to do business and in good standing in the State of Utah, as evidenced by the Certificates of Good Standing attached hereto as Exhibit C.

(vi) the foregoing authority shall remain in full force and effect, and Agent and each Lender shall be entitled to rely upon same, until written notice of the modification, rescission or revocation of same, in whole or in part, has been delivered to Agent and each Lender, but no such modification, rescission or revocation shall, in any event, be effective with respect to any documents executed or actions taken in reliance upon the foregoing authority before such written notice is delivered to Agent and each Lender; and

(vii) no Default or Event of Default has occurred and is continuing or will result from the making of the Loan, and all representations and warranties of the Company in the Loan Documents are true, accurate and complete in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true, accurate and complete in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of such earlier date.

[Signature Page Follows]

IN WITNESS WHEREOF, I have hereunto set my hand as of the first date written above

Name:
Title:	[Assistant] Secretary

The undersigned does hereby certify on behalf of the Company that he/she is the duly elected or appointed, qualified and acting [TITLE] of the Company and that [NAME FROM ABOVE] is the duly elected or appointed, qualified and acting [Assistant] Secretary of the Company, and that the signature set forth immediately above is his/her genuine signature.

Name:
Title:

EXHIBIT B TO SECRETARY’S CERTIFICATE OF AUTHORITY

[FORM OF] RESOLUTIONS

BOARD RESOLUTIONS

                 , 20

WHEREAS, Amedica Corporation, a Delaware corporation (“Borrower”) has requested that Hercules Technology Growth Capital, Inc., a Maryland corporation (“HTGC”), as agent (in such capacity, together with its successors and assigns in such capacity, the “Agent”) and lender, and certain other lenders (HTGC and such other lenders, collectively, the “Lenders”) provide a credit facility in a maximum principal amount not to exceed $20,000,000 (the “Credit Facility”); and

WHEREAS, the terms of the Credit Facility are set forth in a loan and security agreement by and among Borrower, the guarantors from time to time party thereto, Agent, and the Lenders and certain related agreements, documents and instruments described in detail below; and

[WHEREAS, as a subsidiary of Borrower,             , the “Company”) will benefit from the making of the loan(s) to Borrower under the Credit Facility; and]

WHEREAS, the Board of Directors of [Borrower] [Company] (the “Directors”) deems it advisable and in the best interests of [Borrower] [Company] to execute, deliver and perform its obligations under those transaction documents described and referred to below.

NOW, THEREFORE, be it

RESOLVED, that the Credit Facility be, and it hereby is, approved; and further

RESOLVED, that the form of Loan and Security Agreement (the “Loan and Security Agreement”), by and among [Borrower], [Company,] the [other] guarantors from time to time party thereto, Agent and the Lenders, as presented to the Directors, be and it hereby is, approved and the [President, the Chief Executive Officer, Chief Financial Officer, the Vice President or Treasurer] of [Borrower] [Company] (collectively, the “Proper Officers”) be, and each of them hereby is, authorized and directed on behalf of [Borrower] [Company] to execute and deliver to Agent the Loan and Security Agreement, in substantially the form as presented to the Directors, with such changes as the Proper Officers may approve, such approval to be conclusively evidenced by execution and delivery thereof; and further

[RESOLVED, that the form of Promissory Note (the “Note”), as presented to the Directors, be, and it hereby is, approved and the Proper Officers be, and each of them hereby is, authorized and directed on behalf of Borrower to execute and deliver to Lender one or more promissory Notes, in substantially the form as presented to the Directors, with such changes as the Proper Officers may approve, such approval to be conclusively evidenced by execution and delivery thereof; and further]

[RESOLVED, that the form(s) of [Intellectual Property Security Agreements] [Pledge Agreement] [and] [Account Control Agreement] [(collectively, the “Security Documents”)] [and the form of the Common Stock Warrants (“Lender Warrants”),] [Disbursement Letter,] [Fee Letter,] [Guaranty,] [INCLUDE OTHER DOCUMENTS AS APPROPRIATE] (together with the Security Documents, the “Ancillary Documents”), each as presented to the Directors, be, and each of them hereby is, approved and the Proper Officers be, and each of them hereby is, authorized and directed on behalf of Borrower to execute and deliver to Agent each of the Ancillary Documents, in substantially the form as presented to the Directors, with such changes as the Proper Officers may approve, such approval to be conclusively evidenced by execution and delivery thereof; and further]

RESOLVED, that the Proper Officers be, and each of them hereby is, authorized and directed to execute and deliver any and all other agreements, certificates, security agreements, financing statements, indemnification agreements, instruments and documents (together with the Loan and Security Agreement, [the Notes] [, and the Ancillary Documents], the “Loan Documents”) and take any and all other further action, in each case, as may be required or which they may deem appropriate, on behalf of [Borrower] [Company], in connection with the Credit Facility and carrying into effect the foregoing resolutions, transactions and matters contemplated thereby; and further

RESOLVED, that [Borrower] [Company] is hereby authorized to perform its obligations under the Loan Documents [including, without limitation, the borrowing of any advances made under the Credit Facility and] the granting of any security interest in [Borrower’s] [Company’s] assets contemplated thereby to secure [Borrower’s] [Company’s] obligations in connection therewith; and further

RESOLVED, that the issuance and delivery of shares of the Company’s Common Stock issuable upon exercise of the Lender Warrants pursuant to their terms be, and it hereby is, authorized and approved in all respects and the shares of the Company’s Common Stock (and any additional shares of Common Stock issuable upon operation of any anti-dilution or other adjustment provisions provided for under the Lender Warrants or the Company’s Certificate of Incorporation then in effect) be, and they hereby are, reserved for issuance;

RESOLVED, that upon exercise of the Lender Warrants pursuant to its terms, the shares of Common Stock issuable upon exercise of the Lender Warrants shall be duly and validly issued, fully paid and nonassessable;

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to execute and deliver one or more certificates for the Common Stock to be issued upon exercise of the Lender Warrants, in such form as may be approved by such officers;

RESOLVED, that the (a) Lender Warrants, and (b) the Common Stock issuable upon exercise of the Lender Warrants shall be offered, sold and issued in reliance on any applicable exemption from registration provided by the Securities Act of 1933, as amended, and any applicable exemption under applicable state blue sky laws, and that the officers of the Company be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to execute and file any forms, certificates, notices or other documents that are necessary or appropriate pursuant to federal or state securities laws;

RESOLVED, that in addition to executing any documents approved in the preceding resolutions, the Secretary or any Assistant Secretary of [Borrower] [Company] may attest to such Loan Documents, the signature thereon or the corporate seal of [Borrower] [Company] thereon; and further

RESOLVED, that any actions taken by the Proper Officers prior to the date of these resolutions in connection with the transactions contemplated by these resolutions are hereby ratified and approved; and further

RESOLVED, that these resolutions shall be valid and binding upon [Borrower] [Company].

EXHIBIT B

COMPLIANCE CERTIFICATE

[DATE]

Reference is made to the Loan and Security Agreement, dated as of June 30, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among Amedica Corporation, a Delaware corporation (the “Borrower”), the guarantors from time to time party thereto, Hercules Technology Growth Capital, Inc., a Maryland corporation (“HTGC”), in its capacity as agent (in such capacity, together with its successors and assigns, in such capacity, the “Agent”) and lender, and the other lenders signatory thereto (HTGC and such other lenders, the “Lenders”). Capitalized terms used but not defined herein are used with the meanings assigned to such terms in the Agreement.

I, [                    ], do hereby certify that:

(i) I am the duly elected, qualified and acting chief financial officer of Borrower;

(ii) attached hereto as Exhibit A are the financial statements required to be delivered in accordance with Section 6.3(a) of the Agreement, which financial statements fairly present, in all material respects, in accordance with GAAP the financial position and the results of operations of Borrower and its Subsidiaries as of the dates of and for the periods covered by such financial statements (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of footnote disclosure);

(iii) no Default or Event of Default has occurred under the Agreement which has not been previously disclosed, in writing, to Agent;

(iv) all representations and warranties of the Loan Parties stated in the Loan Documents are true and correct in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of such earlier date;

(v) the Loan Parties own no Margin Stock;

(vi) attached is a list of new applications or registrations that any Loan Party has made or filed (or acquired) in respect of any Intellectual Property of a Loan Party or any material change in status of any outstanding application or registration since the date of the last Compliance Certificate delivered to Agent; and

(vii) set forth below is a list of all Deposit Accounts and Securities Accounts maintained in the name of each Loan Party and whether such account has been opened since the date of the last Compliance Certificate.

	Bank/Financial Institution	Account Number	New Account?
1)			Yes	No
2)			Yes	No
3)			Yes	No
4)			Yes	No

IN WITNESS WHEREOF, I have hereunto set my hand as of the first date written above

Name:
Title:

EXHIBIT C-1

FORM OF LANDLORD CONSENT

[Landlord]

[Address]

[            ,             ]

Ladies and Gentlemen:

Hercules Technology Growth Capital, Inc. (together with its successors and assigns, if any, “Agent”) and certain other lenders (the “Lenders”) have entered into, or are about to enter into, a Loan and Security Agreement, dated as of June 30, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) with Amedica Corporation (“Borrower”) [and             (“Company”)], pursuant to which [Borrower] [Company] has granted, or will grant, to Agent, on behalf of itself and the Lenders, a security interest in certain assets of [Borrower] [Company], including, without limitation, all of [Borrower’s] [Company’s] cash, cash equivalents, accounts, books and records, goods, inventory, machinery, equipment, furniture and trade fixtures (such as equipment bolted to floors), together with all additions, substitutions, replacements and improvements to, and proceeds, including, insurance proceeds, of the foregoing, but excluding any and all building fixtures (such as plumbing, lighting and HVAC systems that are permanently attached to the Premises) (collectively, the “Collateral”). Some or all of the Collateral is, or will be, located at certain premises known as [                    ] in the City or Town of [                    , County of                      and State of                     ] (“Premises”), and [Borrower] [Company] occupies the Premises pursuant to a lease, dated as of [DATE], between [Borrower] [Company], as tenant, and you, [NAME], as [owner/landlord/mortgagee/realty manager] (as amended, restated, supplemented or otherwise modified from time to time, the “Lease”).

By your signature below, you hereby agree that: (i) the Lease is in full force and effect and you are not aware of any existing defaults thereunder, (ii) the Collateral is, and shall remain, personal property regardless of the method by which it may be, or become, affixed to the Premises; (iii) you agree to use your best efforts to provide Agent with written notice of any default by [Borrower] [Company] under the Lease resulting in a termination of the Lease (“Default Notice”) and Agent shall have the right, but not the obligation to cure such default within 15 days following Agent’s receipt of such Default Notice, (iv) any security interest, landlord’s lien or other lien or interest that you may have in the Collateral and any proceeds thereof (including, without limitation, proceeds of any insurance therefor) shall be, and remain, subject and subordinate to the security interest of Agent in the Collateral, and you agree not to levy upon any Collateral or to assert any landlord lien, right of distraint or other claim against the Collateral for any reason; (v) Agent, and its employees and agents, shall have the right, from time to time, to enter into the Premises for the purpose of inspecting the Collateral; and (vi) Agent, and its employees and agents, shall have the right, upon any default by [Borrower] [Company] under the Agreement, to enter into the Premises and to remove or otherwise deal with the Collateral, including, without limitation, by way of public auction or private sale (provided that, if Agent conducts a public auction or private sale of the Collateral at the Premises, Agent shall use reasonable efforts to notify Landlord first and to hold such auction or sale in a manner that would not unduly disrupt Landlord’s or any other tenant’s use of the Premises). Agent agrees to repair or reimburse you for any physical damage actually caused to the Premises by Agent, or its employees or agents, during any such removal or inspection (other than ordinary wear and tear), provided that it is understood by the parties hereto that Agent shall not be liable for any diminution in value of the Premises caused by the removal or absence of the Collateral therefrom. You hereby acknowledge that Agent shall have no obligation to remove or dispose of the Collateral from the Premises and no action by Agent pursuant to this Consent shall be deemed to be an assumption by Agent of any obligation under the Lease and, except as provided in the immediately preceding sentence, Agent shall not have any obligation to you.

You hereby acknowledge and agree that [Borrower’s] [Company’s] granting of a security interest in the Collateral in favor of Agent, on behalf of itself and the Lenders, shall not constitute a default under the Lease nor permit you to terminate the Lease or re-enter or repossess the Premises or otherwise be the basis for the exercise of any remedy available to you.

This Consent and the agreements contained herein shall be binding upon, and shall inure to the benefit of, any successors and assigns of the parties hereto (including any transferees of the Premises). This Consent shall terminate upon the indefeasible payment of Borrower’s indebtedness in full in immediately available funds and the satisfaction in full of Borrower’s [and Company’s] performance of its obligations under the Agreement and the related documents.

This Consent and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed signature page of this Consent or any delivery contemplated hereby by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart thereof.

We appreciate your cooperation in this matter of mutual interest.

Hercules Technology Growth Capital, Inc., as Agent

By:
Name:
Title:

Legal Department
Attention: Chief Legal Officer and Chad Norman
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Facsimile: 650-473-9194
Telephone: 650-289-3060

AGREED TO AND ACCEPTED BY:

[NAME], as [owner/landlord/mortgagee/realty manager]

By:
Name:
Title:

Address:

AGREED TO AND ACCEPTED BY:

AMEDICA CORPORATION

By:
Name:
Title:

Interest in the Premises (check applicable box)

¡	Owner

¡	Mortgagee

¡	Landlord

¡	Realty Manager

Address:	1885 West 2100 South
Salt Lake City, UT 84119
Attn.: Kevin Ontiveros

EXHIBIT C-2

FORM OF BAILEE CONSENT

[Letterhead of Hercules]

            , 20

[NAME OF BAILEE]

Re: [Name of the Loan Party] (the “Company”)

Dear Sirs:

Please accept this letter as notice that we have entered into or may enter into financing arrangements with the Company under which the Company has granted to us continuing security interests in substantially all personal property and assets of the Company and the proceeds thereof, including, without limitation, certain [equipment/inventory/goods] owned by the Company held by you at the [manufacturing/warehouse] facility (the “Premises”) owned by you and located at [                    ](the “Personal Property”).

Please acknowledge that as a result of such arrangements, you are holding all of the Personal Property solely for our benefit and subject only to the terms of this letter and our instructions; provided, however, that until you receive further written notice from us, you are authorized to use and/or release any and all of the Personal Property in your possession as directed by the Company in the ordinary course of business. The foregoing instructions shall continue in effect until we modify them in writing, which we may unilaterally do without any consent or approval from the Company. Upon receipt of our instructions, you agree that (a) you will release the Personal Property only to us or our designee; (b) you will cooperate with us in our efforts to assemble, sell (whether by public or private sale), take possession of, and remove all of the Personal Property located at the Premises; (c) you will permit the Personal Property to remain on the Premises for forty-five (45) days after your receipt of our instructions or at our option, to have the Personal Property removed from the Premises within a reasonable time, not to exceed forty-five (45) days after your receipt of our instructions; (d) you will not hinder our actions in enforcing our liens on the Personal Property; and (e) after receipt of our instructions, you will abide solely by our instructions with respect to the Personal Property, and not those of the Company.

You hereby waive and release in our favor: (a) any contractual lien, security interest, charge or interest and any other lien which you may be entitled to whether by contract, or arising at law or in equity against any Personal Property; (b) any and all rights granted under any present or future laws to levy or distrain for rent or any other charges which may be due to you against the Personal Property; and (c) any and all other claims, liens, rights of offset, deduction, counterclaim and demands of every kind which you have or may hereafter have against the Personal Property.

You agree that (i) you have not and will not commingle the Personal Property with any other property of a similar kind owned or held by you in any manner such that the Personal Property is not readily identifiable, (ii) you have not and will not issue any negotiable or non-negotiable documents or instruments relating to the Personal Property, and (iii) the Personal Property is not and will not be deemed to be fixtures.

Notwithstanding the foregoing, all of your charges of any nature whatsoever shall continue to be charged to and paid by the Company and we shall not be liable for such charges.

You hereby authorize us to file at any time such financing statements naming you as the debtor/bailee, Company as the secured party/bailor, and us as the Company’s assignee, indicating as the collateral goods of the Company now or hereafter in your custody, control or possession and proceeds thereof, and including any other information with respect to the Company required under the Uniform Commercial Code for the sufficiency of such financing statement or for it to be accepted by the filing office of any applicable jurisdiction (and any amendments or continuations with respect thereto).

The arrangement as outlined herein is to continue without modification, until we have given you written notice to the contrary.

EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LETTER.

Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.

The terms and conditions contained herein are to be construed and enforced in accordance with the laws of the State of New York.

This terms and conditions contained herein shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

The Company has signed below to indicate its consent to, and agreement with, the foregoing arrangements, terms and conditions. By your signature below, you hereby agree to be bound by the terms and conditions of this letter.

Very truly yours,

Hercules Technology Growth Capital, Inc.

By:
Name:
Title:	Duly Authorized Signatory

Legal Department
Attention: Chief Legal Officer and Chad Norman
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Facsimile: 650-473-9194
Telephone: 650-289-3060

Agreed to:

AMEDICA CORPORATION

By:
Name:
Title:
Address: 1885 West 2100 South
Salt Lake City, UT 84119

[NAME OF BAILEE]

By:
Name:
Title:
Address:

EXHIBIT D

AUTOMATIC PAYMENT AUTHORIZATION AGREEMENT

Introduction: When you use the automatic payment service, the payment is automatically made by electronic transfer directly from your bank account at the financial institution specified below. An “authorized check signer” must complete, sign and submit one copy of this Authorization Agreement.

Authorization Agreement for Automatic Payment Service (ACH Debits)

1. Amedica Corporation (“Borrower”) hereby authorizes Hercules Technology Growth Capital, Inc. (“Agent”) to initiate debit entries from the account identified below for amounts due under the Loan and Security Agreement, dated as of [DATE] (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Borrower, the guarantors from time to time party thereto, Agent and the lenders from time to time party thereto and the other Loan Documents. Capitalized terms used herein but not defined herein are used herein as defined in the Loan Agreement.

2. Borrower understands that the payment of all Obligations are solely its responsibility. If payment is not satisfied due to account closure, insufficient funds, or cancellation of any required automated payment services, Borrower agrees to remit payment plus any additional amounts due as set forth in the Loan Agreement.

3. It is incumbent upon Borrower to give written notice to Agent of any changes to this Authorization Agreement or the below referenced bank account information 10 days prior to payment date. Borrower may revoke this Authorization Agreement by giving 10 days written notice to Agent unless otherwise stipulated in the Loan Agreement.

4. If the account identified below is a joint account, all of the account holders must sign this Authorization Agreement.

Account:

Provide the following information regarding the account to be debited.

Account type: ☐ Checking ☐ Savings

Financial Institution:

Name of Account:

Address of Financial Institution:

City/State/Zip:

Account #:

ABA Routing #:

AMEDICA CORPORATION

By:
Name:
Title:

[INSERT NAME OF EACH JOINT-ACCOUNT HOLDER, IF ANY]

By:
Name:
Title:

EXHIBIT E

FORM OF WARRANT

Loan And Security Agreement - Amedica

EXHIBIT F

BORROWER CONVERSION ELECTION NOTICE

[INSERT DATE]

Hercules Technology Growth Capital, Inc.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Reference is made to that certain Loan and Security Agreement dated June 30, 2014 and all ancillary documents entered into in connection with such Loan and Security Agreement all as may be amended from time to time, (hereinafter referred to collectively as the “Loan Agreement”) between Hercules Technology Growth Capital, Inc., as administrative and collateral agent for Lenders and Amedica, Inc. (the “Company”) as Borrower. All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

Borrower hereby irrevocably elects to make the Principal Installment Payment in the amount of $         due on [            ] (the “Delivery Date”) in shares of Common Stock in accordance with Section 2.4(h)(i) of the Loan Agreement.1 The number of shares of Common Stock to be delivered to Lender, on or prior to the Delivery Date, is [                    ], which amount was determined in accordance with Section 2.4(h) of the Loan Agreement. The stock certificates shall be delivered free and clear of any restrictive legends.

Borrower hereby represents, warrants and certifies to Lender that, as of the date hereof, all of the Conversion Conditions have been satisfied. Borrower acknowledges and agrees that its right to pay the Principal Installment Payment in Common Stock in accordance with this Borrower Conversion Election Notice is subject to the satisfaction of all of the Conversion Conditions on the Delivery Date and, to the extent any of the Conversion Conditions are not satisfied on the Delivery Date, Borrower shall pay the Principal Installment Payment in cash rather than in Common Stock.

Sincerely,

AMEDICA, INC.

By:

Name:

Its:

1	Note: In accordance with Section 2.4(h) of the Loan Agreement, the Delivery Date must be at least 10 days following the date of delivery of this Borrower Conversion Election Notice.

Loan And Security Agreement - Amedica

EXHIBIT G

AGENT CONVERSION ELECTION NOTICE

[INSERT DATE]

Amedica, Inc.

[ADDRESS]

Reference is made to that certain Loan and Security Agreement dated June 30, 2014 and all ancillary documents entered into in connection with such Loan and Security Agreement all as may be amended from time to time, (hereinafter referred to collectively as the “Loan Agreement”) between Hercules Technology Growth Capital, Inc., as administrative and collateral agent for Lenders and Amedica, Inc. (the “Company”) as Borrower. All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

On behalf of Lenders, Agent hereby irrevocably elects to receive the Principal Installment Payment in the amount of $         due on [            ] (the “Delivery Date”) in shares of Common Stock in accordance with Section 2.4(h)(iii) of the Loan Agreement.1 The number of shares of Common Stock to be delivered to Lenders, on or prior to the Delivery Date, is [                    ], which amount was determined in accordance with Section 2.4(h) of the Loan Agreement. The stock certificates shall be delivered free and clear of any restrictive legends.

The payment of the Principal Installment Payment in Common Stock in accordance with this Agent Conversion Election Notice is subject to the satisfaction of all of the Conversion Conditions on the Delivery Date and, to the extent any of the Conversion Conditions are not satisfied on the Delivery Date, Borrower shall pay the Principal Installment Payment in cash rather than in Common Stock.

Sincerely,

Hercules Technology Growth Capital, Inc.

By:

Name:

Its:

1	Note: In accordance with Section 2.4(h) of the Loan Agreement, the Delivery Date must be at least 10 days following the date of delivery of this Agent Conversion Election Notice.

Loan And Security Agreement - Amedica

EXIBIIT H

CONVERTIBLE DEBT FINANCING TERMS

Loan And Security Agreement - Amedica